SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement	Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Rule 14a-12.

AVNET, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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AVNET, INC.

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

To Be Held Thursday, November 9, 2006

TO ALL SHAREHOLDERS OF AVNET, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of AVNET, INC., a New York corporation (“Avnet”), will be held at the Arizona Corporate Broadcast Center, 2617 South 46th Street, Suite 300, Phoenix, Arizona 85034 on Thursday, November 9, 2006, at 2:00 p.m., mountain standard time, for the following purposes:

1.	To elect nine (9) directors to serve until the next annual meeting and until their successors have been elected and qualified.

2.	To approve the Avnet 2006 Stock Compensation Plan.

3.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm to audit the consolidated financial statements of Avnet for the fiscal year ending June 30, 2007.

4.	To vote on a shareholder proposal as described in the Proxy Statement, if properly presented at the Annual Meeting.

5.	To take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 12, 2006 as the record date for the Annual Meeting. Only holders of record of shares of Avnet’s Common Stock at the close of business on such date shall be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

David R. Birk
Secretary

October 4, 2006

AVNET, INC.
2211 South 47th Street
Phoenix, Arizona 85034

PROXY STATEMENT
Dated October 4, 2006

FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 9, 2006

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Avnet, Inc. (“Avnet” or the “Company”) to be voted at the Annual Meeting of Shareholders to be held at the Arizona Corporate Broadcast Center, 2617 South 46th Street, Suite 300, Phoenix, Arizona 85034 on November 9, 2006, and at any and all postponements or adjournments thereof (the “Annual Meeting”), with respect to the matters referred to in the accompanying notice. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to shareholders is October 4, 2006. Only holders of record of outstanding shares of Common Stock at the close of business on September 12, 2006, the record date, are entitled to notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote per share held on the record date. The aggregate number of shares of Common Stock outstanding (net of treasury shares) at September 12, 2006 was 146,662,961, comprising all of Avnet’s capital stock outstanding as of that date.

Proxies for shares of Avnet Common Stock, par value $1.00 per share (the “Common Stock”), may be submitted by completing and mailing the proxy card that accompanies this Proxy Statement or by submitting your proxy voting instructions by telephone or through the Internet. Shareholders who hold their shares through a broker, bank or other nominee should contact their nominee to determine whether they may submit their proxy by telephone or Internet. Shares of Common Stock represented by a proxy properly signed or submitted and received at or prior to the Annual Meeting will be voted in accordance with the shareholder’s instructions. If a proxy card is signed, dated and returned without indicating any voting instructions, shares of Common Stock represented by the proxy will be voted “FOR” the election as Directors of the nine nominees named herein; “FOR” the proposal to approve the 2006 Stock Compensation Plan; “FOR” the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2007 and “AGAINST” the shareholder proposal to separate the positions of CEO and Chairman. The Avnet Board of Directors is not currently aware of any business to be acted upon at the Annual Meeting other than as described herein. If, however, other matters are properly brought before the Annual Meeting, the persons appointed as proxies will have discretion to vote according to their best judgment, unless otherwise indicated on any particular proxy. The persons appointed as proxies will have discretion to vote on adjournment of the Annual Meeting. Proxies will extend to, and be voted at, any adjournment or postponement of the Annual Meeting.

Proxy and Revocation of Proxy

Any person who signs and returns the enclosed proxy or properly votes by telephone or Internet may revoke it by submitting a written notice of revocation or a later dated proxy that is received by Avnet prior to the Annual Meeting, or by voting in person at the Annual Meeting. However, a proxy will not be revoked by simply attending the Annual Meeting and not voting. All written notices of revocation and other communications with respect to revocation by Avnet shareholders should be addressed as follows: David R. Birk, Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, Arizona 85034. To revoke a proxy previously submitted by telephone or Internet, a shareholder of record can simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote will thereby be revoked. Please note that any shareholder whose shares are held of record by a broker, bank or other nominee and who provides voting instructions on a form received from the nominee may revoke or change his or her voting instructions only by contacting the nominee who holds his or her shares. Such shareholders may not vote in person at the Annual Meeting unless the shareholder obtains a legal proxy from the broker, bank or other nominee.

Quorum and Voting

The presence at the Annual Meeting, in person or by proxy, of the shareholders of record entitled to cast at least a majority of the votes that all shareholders are entitled to cast is necessary to constitute a quorum. Each vote represented at the Annual Meeting in person or by proxy will be counted toward a quorum. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

Broker Voting

Brokers holding shares of record for a customer have the discretionary authority to vote on some matters if they do not receive timely instructions from the customer regarding how the customer wants the shares voted. There are also some matters (“non-discretionary matters”) with respect to which brokers do not have discretionary authority to vote if they do not receive timely instructions from the customer. When a broker does not have discretion to vote on a particular matter and the customer has not given timely instructions on how the broker should vote, what is referred to as a “broker non-vote” results. Any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, but would be treated as not entitled to vote with respect to non-discretionary matters. Therefore, a broker non-vote would not count as a vote in favor of or against such matters and, accordingly, would not affect the outcome of the vote. Brokers will have discretionary authority to vote on Proposals 1 and 3 in the absence of timely instructions from their customers but will not have discretionary authority to vote on Proposals 2 and 4.

Required Vote

  Proposal 1

To be elected, each director nominee must receive the affirmative vote of a plurality of the votes of the Common Stock present or represented at the Annual Meeting and entitled to vote. Votes may be cast in favor of or withheld with respect to each nominee. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation of votes for the election of directors and, therefore, will not affect the outcome of the vote on such election. However, Avnet’s Corporate Governance Guidelines (the “Guidelines”) require that, in an uncontested election, any director nominee who receives a greater number of votes “withheld” than votes “for” in the election must promptly submit a letter of resignation to the Board following the certification of the shareholder election results. The Guidelines specify the procedures that the Board of Directors must follow in such event and the time frame within which the Board must determine and publicly announce the results of its deliberation.

  Proposal 2

Approval of the Avnet 2006 Stock Compensation Plan requires the affirmative vote of the holders of a majority of the Common Stock present or represented at the Annual Meeting and entitled to vote, provided that the total vote cast represents over 50% in interest of all securities entitled to vote on the proposal. Abstentions and broker non-votes are not counted in determining the votes cast in connection with the approval of the Avnet 2006 Stock Compensation Plan, but do have the effect of reducing the number of affirmative votes required to achieve a majority for this matter by reducing the total number of shares from which the majority is calculated. Because broker non-votes are not counted as votes cast under the New York Stock Exchange approval requirements, they could have an impact on satisfaction of the requirement that the total votes cast on this proposal represent over 50% in interest of all securities entitled to vote on the proposal.

  Proposal 3

Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2007 requires the affirmative vote of the holders of a majority of the Common Stock present or represented at the meeting and entitled to vote. Abstentions are not counted in determining the votes cast in connection with the ratification of the appointment of KPMG LLP, but do have the effect of reducing the number of affirmative votes required to achieve a majority for this matter by reducing the total number of shares from which the majority is calculated.

  Proposal 4

The passage of the shareholder proposal requires the affirmative vote of the holders of a majority of the Common Stock present or represented at the meeting and entitled to vote. Abstentions and broker non-votes are not counted in determining the votes cast in connection with the approval of the shareholder proposal, but do have the effect of reducing the number of affirmative votes required to achieve a majority for this matter by reducing the total number of shares from which the majority is calculated.

CORPORATE GOVERNANCE

Avnet is committed to good corporate governance practices. This commitment is not new — the Company has developed and evolved its corporate governance practices over many years. The Board of Directors believes that good corporate governance practices provide an important framework that promotes long-term value, strength and stability for shareholders.

Corporate Governance Guidelines

In September 2003, the Board of Directors adopted Corporate Governance Guidelines, which collect in one document many of the corporate governance practices and procedures that had evolved at Avnet over the years. Among other things, the Guidelines address the duties of the Board of Directors, director qualifications and selection process, director compensation, Board operations, Board committee matters and director orientation and continuing education. The Guidelines also provide for annual self-evaluations by the Board and its committees. The Board reviews the Guidelines on an annual basis, most recently at its regularly scheduled meeting in August 2006. As a result of its August 2006 review and upon recommendations from the Corporate Governance Committee, the Board revised the Guidelines to delineate additional responsibilities of the Lead Director and to extend the Lead Director’s term from six months to one year, effective with the Lead Director’s term that commences at the annual meeting of the Board of Directors on November 10, 2006. The revised Guidelines are available on the Company’s website at www.avnet.com/investors/governance under the caption “Corporate Governance Guidelines.”

As a general policy, as set forth in the Corporate Governance Guidelines, the Board recommends certain limits as to the service of directors on other boards of public companies. These limits are as follows: (1) the Company’s Chairman of the Board and Chief Executive Officer may serve on up to two additional boards; (2) Directors who are actively employed on a full-time basis may serve on up to two additional boards; and (3) Directors who are retired from active full-time employment may serve on up to four additional boards.

Director Independence

The Board of Directors believes that a substantial majority of its members should be independent directors. The Board adopted the following “Director Independence Standards,” which are consistent with criteria established by the New York Stock Exchange, to assist the Board in making these independence determinations.

No Director can qualify as independent if he or she has a material relationship with the Company outside of his or her service as a Director of the Company. A Director is not independent if:

•	The Director is, or was within the preceding three years, an employee of the Company.

•	An immediate family member of the Director is, or was within the preceding three years, an executive officer of the Company.

•	(a) The Director, or an immediate family member of the Director, is a current partner of the Company’s internal or external auditor; (b) the Director is a current employee of the Company’s internal or external auditor; (c) an immediate family member of the Director is a current employee of the Company’s internal or external auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the Director, or an immediate family member of the Director, was within the last three years (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time.

•	A Director, or an immediate family member of the Director, has received, during any 12-month period within the preceding three years, more than $100,000 in direct compensation from the Company, other than Director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service).

•	The Director, or an immediate family member of the Director, is, or was within the preceding three years, employed as an executive officer of another company where any of the Company’s present executive officers serves or served at the same time on the compensation committee of that company’s board of directors.

•	The Director is a current executive officer or employee, or an immediate family member of the Director is a current executive officer, of another company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the preceding three fiscal years, exceeded the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues.

•	The Director, or an immediate family member of the Director, is a current executive officer of another company that was indebted to the Company, or to which the Company was indebted within the preceding three years, where the total amount of either company’s indebtedness to the other was more than five percent (5%) of the total consolidated assets of the company he or she served as an executive officer.

•	The Director, or an immediate family member of the Director, is a current officer, Director or trustee of a charitable organization where the Company’s annual discretionary charitable contributions to the charitable organization exceeded the greater of $1 million or five percent (5%) of that organization’s consolidated gross revenues.

The Board has reviewed all known material transactions and relationships between each Director, or any member of his or her immediate family, and the Company, its senior management and its independent registered public accounting firm. Based on this review and in accordance with its independence standards set forth above, the Board has affirmatively determined that all of the non-employee directors: Eleanor Baum, J. Veronica Biggins, Lawrence W. Clarkson, Ehud Houminer, James A. Lawrence, Frank R. Noonan, Ray M. Robinson, Peter Smitham and Gary L. Tooker are independent (“Independent Directors”).

Director Nominations

The Corporate Governance Committee is responsible for identifying, screening and recommending candidates for election to the Company’s Board of Directors. The Committee reviews the business experience, education and skills of candidates as well as character, judgment and issues of diversity in factors such as age, gender, race and culture. These factors, and others considered useful by the Board, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.

Directors must also possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of all shareholders. Board members are expected to diligently prepare for, attend and participate in all Board and applicable Committee meetings. Each Board member is expected to see that other existing and future commitments do not materially interfere with the member’s service as a Director.

The Corporate Governance Committee also reviews whether a potential candidate will meet the Company’s independence standards and any other director or committee membership requirements imposed by law, regulation or stock exchange rules.

Director candidates recommended to the Corporate Governance Committee are subject to full Board approval and subsequent election by the shareholders. The Board of Directors is also responsible for electing directors to fill vacancies on the Board that occur due to retirement, resignation, expansion of the Board or other events occurring between the shareholders’ annual meetings. The Corporate Governance Committee may retain a search firm, from time to time, to assist in identifying and evaluating director candidates. When a search firm is used, the Committee provides specified criteria for director candidates, tailored to the needs of the Board at that time, and pays the firm a fee for these services. Recommendations for director candidates are also received from Board members and management and may be solicited from professional associations as well.

The Corporate Governance Committee will consider recommendations of director candidates received from shareholders on the same basis as recommendations of director candidates received from other sources. The director selection criteria discussed above will be used to evaluate all recommended director candidates. Shareholders who wish to suggest an individual for consideration for election to the Company’s Board of Directors may submit a written recommendation to the Corporate Governance Committee by sending it to the Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, Arizona 85034. Shareholder recommendations must contain the following information:

•	The shareholder’s name, address, number of shares of Avnet Common Stock beneficially owned and, if the shareholder is not a record shareholder, evidence of beneficial ownership,

•	A statement in support of the director candidate’s recommendation,

•	The director candidate’s detailed biographical information describing experience and qualifications, including current employment and a list of any other boards of directors on which the candidate serves,

•	A description of all agreements, arrangements or understandings between the shareholder and the director candidate,

•	The candidate’s consent to be contacted by a representative of the Corporate Governance Committee for interviews and his or her agreement to provide further information, if needed,

•	The candidate’s consent for a background check, and

•	The candidate’s consent to serve as a director, if nominated and elected.

To be considered by the Committee for the slate recommended in the proxy statement for the 2007 annual meeting, shareholders should submit any director recommendation and all required information to the Secretary no later than June 4, 2007.

Under the Company’s By-laws, shareholders may also nominate a candidate for election at an annual meeting of shareholders. Details regarding this nomination procedure and the required notice and information are set forth elsewhere in this Proxy Statement under the heading “2007 Annual Meeting.”

Shareholder Communications

Shareholders may contact any or all of the Company’s Directors by writing to the Board of Directors or to the Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, AZ 85034. Shareholders may also submit an email to the Lead Director, the chair of the Audit Committee or the non-employee Directors as a group, by filling out the email form on the Company’s website at www.avnet.com/investors/governance.

Communications received are distributed to the Board, or to any individual Director or group of Directors as appropriate, depending on the facts and circumstances outlined in the communication. The Avnet Board of Directors has requested that items that are unrelated to the duties and responsibilities of the Board be excluded, including spam, junk mail and mass mailings, product and services inquiries, product and services complaints, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. Any product and services inquiries or complaints will be forwarded to the proper department for handling. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded. Any such communication will be made available to any non-employee Director upon request.

Code of Conduct

The Company has adopted a Code of Conduct that applies to Directors, officers and employees, including the Chief Executive Officer and all financial and accounting personnel. A copy of the Code of Conduct can be reviewed at www.avnet.com/investors/governance. Any future amendments to, or waivers for executive officers and Directors from, certain provisions of the Code of Conduct, will be posted on the Company’s website.

Reporting of Ethical Concerns

The Audit Committee of the Board of Directors has established procedures for employees, shareholders, vendors and others to communicate concerns about the Company’s ethical conduct or business practices, including accounting, internal controls or financial reporting issues. Matters may be reported in the following ways:

Employees of the Company are encouraged to contact their manager, Human Resources representative or the Code of Conduct Advisor assigned to their facility to report and discuss matters of concern.

All persons, including employees, may contact:

•	The Legal Department, at (480) 643-7106, or at 2211 South 47th Street, Phoenix, Arizona 85034.

•	The Ethics Advice Line at 1-800-861-2899 (within the United States) or via email at ethicsadviceline@avnet.com. Calls and emails to the Ethics Advice Line will be treated confidentially as necessary and permitted by law, and may be made on an anonymous basis.

Lead Director

The Board of Directors has established a rotation system for Lead Director service. Each Independent Director serves as the Lead Director from time to time as service rotates among the Independent Directors on an annual basis. J. Veronica Biggins currently serves as the Lead Director. At its regularly scheduled meeting in August 2006, the Board of Directors acting upon the Corporate Governance Committee’s recommendation, amended the Corporate Governance Guidelines to expand the Lead Director’s responsibilities and to extend the Lead Director’s term from six months to one year, starting November 2006. Lawrence W. Clarkson will be the first Lead Director serving a one year term.

The Lead Director has the following responsibilities:

•	Presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the Independent Directors;

•	Setting meeting agendas for the executive sessions of the Independent Directors;

•	Reviewing information to be sent to the Board and the proposed agenda for Board meetings;

•	Reviewing Board meeting schedules to ensure sufficient time for discussion of all agenda items;

•	Helping ensure adequate distribution of information to members of the Board in a timely manner;

•	Having the authority to call meetings of the Independent Directors; and

•	Performing such other duties as the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

Executive Sessions

To promote free and open discussion and communication, non-management Directors meet in executive session without management present at regularly scheduled Board meetings. Non-management Directors may meet at other times at the discretion of the Lead Director or upon the request of any Independent Director. Executive sessions are chaired by the Lead Director.

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines providing that each Director should own, within four years of joining the Board, 10,000 shares of Avnet Common Stock. Shares that are awarded to Directors as part of director compensation, as well as Phantom Share Units acquired by Directors under the Avnet Deferred Compensation Plan for Outside Directors, count towards the ownership requirements under the guidelines, but options, even if vested, do not. All Directors who have served four or more years on the Board are in compliance with this requirement.

Avnet Website

In addition to the information about Avnet and its subsidiaries contained in this Proxy Statement, extensive information about the Company can be found on its website located at www.avnet.com, including information about the Company’s management team, products and services and its corporate governance practices.

The corporate governance information on Avnet’s website includes the Company’s Corporate Governance Guidelines, the Code of Conduct, the charters for each of the standing committees of the Board of Directors, how a shareholder can nominate a director candidate for election and how shareholders can communicate with the Lead Director, the chair of the Audit Committee and the non-employee Directors. In addition, amendments to the Code of Conduct and waivers granted to the Company’s Directors and executive officers under the Code of Conduct, if any, will be posted in this area of the website. These documents can be accessed at www.avnet.com/investors/governance. Printed versions of the Corporate Governance Guidelines, the Code of Conduct and the charters for the Board committees can be obtained, free of charge, by writing to the Company at: Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, AZ 85034.

In addition, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those Reports, if any, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as well as Section 16 filings made by any of the Company’s executive officers or Directors with respect to Avnet Common Stock, are available on the Company’s website (www.avnet.com under the “Investor Relations — SEC Filings” caption) as soon as reasonably practicable after the report is electronically filed with, or furnished to, the Securities and Exchange Commission (the “SEC”).

This information about Avnet’s website and its content, together with other references to the website made in this Proxy Statement, is for information only. The content of the Company’s website is not and should not be deemed to be incorporated by reference in this Proxy Statement or otherwise filed with the Securities and Exchange Commission.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Avnet’s Board of Directors held six meetings during fiscal 2006. The non-management Directors met separately in executive session six times during fiscal 2006.

During fiscal 2006, each Director standing for re-election attended at least 75% of the combined number of meetings of the Board held during the period for which the Director served and of the committees on which such Director served. All members of the Board of Directors are expected to attend the annual meeting of shareholders, unless unusual circumstances prevent such attendance. Board and committee meetings are scheduled in conjunction with the annual meeting. All of the Directors standing for election attended Avnet’s 2005 annual meeting of shareholders.

The Board currently has, and appoints the members of, a standing Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Finance Committee. Each committee reports regularly to the full Board and annually evaluates its performance. The members of the committees are identified in the following table.

Corporate
Director	Audit	Compensation	Governance	Finance

Eleanor Baum			✓	✓
J. Veronica Biggins		✓	✓
Lawrence W. Clarkson			✓	Chair
Ehud Houminer	✓	✓
James A. Lawrence	Chair			✓
Frank R. Noonan	✓			✓
Ray M. Robinson	✓	Chair
Peter Smitham (1)		✓		✓
Gary L. Tooker		✓	Chair

(1)	Not standing for re-election to the Board of Directors.

Audit Committee

The Audit Committee is charged with assisting and representing the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of the financial statements of the Company, the independence and performance of the Company’s corporate audit and independent registered public accounting firm, and compliance with legal and regulatory requirements, as well as the Company’s internal ethics compliance program. Moreover, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. All of the members of the Audit Committee are independent under Avnet’s Director Independence Standards and also meet the additional requirements for audit committee independence established by the SEC. The Board of Directors has determined that three members of the Committee (Messrs. Houminer, Lawrence and Noonan) qualify as “audit committee financial experts,” as defined in rules adopted by the SEC. Please see the Audit Committee Report set forth elsewhere in this Proxy Statement for more information about the Committee and its operations. The Committee operates under a written charter that outlines the Committee’s purpose, member qualifications, authority and responsibilities. The charter is available on the Company’s website at www.avnet.com/investors/governance. During fiscal 2006, the Audit Committee held twelve meetings.

Compensation Committee

The Compensation Committee is responsible for evaluating the performance of and setting compensation for the Chief Executive Officer, and reviewing the compensation and overseeing the evaluation of the Company’s other executive officers, particularly the executives whose total salary and target bonus exceed or are expected to exceed $500,000 in any fiscal year and the four most highly compensated executive officers, whether or not their total compensation exceeds $500,000. In addition, the Committee administers all of Avnet’s equity compensation plans. The Committee also oversees Avnet’s diversity and community relations programs. All of the members of the Compensation Committee are independent under Avnet’s Director Independence Standards. The Committee operates under a written charter that outlines the Committee’s purpose, member qualifications, authority and responsibilities. The charter is available on the Company’s website at www.avnet.com/investors/governance. During fiscal 2006, the Compensation Committee held eight meetings.

Corporate Governance Committee

The Corporate Governance Committee is charged with identifying, screening and recommending to the Board of Directors appropriate candidates to serve as directors of the Company and is responsible for overseeing the process for evaluating the Board of Directors and its Committees. This Committee also oversees and makes recommendations with respect to corporate governance issues affecting the Board of Directors and the Company. All of the members of the Corporate Governance Committee are independent under Avnet’s Director Independence Standards. The Committee operates under a written charter that outlines the Committee’s purpose, member qualifications, authority and responsibilities. The charter is available on the Company’s website at www.avnet.com/investors/governance. During fiscal 2006, the Corporate Governance Committee held six meetings.

Finance Committee

The Finance Committee is responsible for evaluating the Company’s short and long-term financing needs and capital structure and for making recommendations about future financing. The Committee also oversees the administration of the Avnet Pension Plan and Trust and the Avnet 401(k) Plan and Trust. The Committee’s charter is available on the Company’s website at www.avnet.com/investors/governance. During fiscal 2006, the Finance Committee held five meetings.

Executive Committee

The Board of Directors has also established an Executive Committee, which is charged with the authority of the full Board and, between meetings of the Board, is authorized to exercise the powers of the Board in the management of the business and affairs of Avnet to the extent permitted by law. The Executive Committee is comprised of the Chairman and four other Directors. All of the Independent Directors rotate service on the Executive Committee. The Executive Committee did not meet in fiscal 2006.

PROPOSAL 1

ELECTION OF DIRECTORS

Nine Directors are to be elected at the Annual Meeting to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. It is the intention of the persons named in the enclosed proxy card to vote each properly signed and returned proxy (unless otherwise directed by the shareholder executing such proxy) for the election as Directors of Avnet of the nine persons listed below. Each nominee has consented to being named herein and to serving if elected. Mr. Peter Smitham will not be standing for re-election and the Board of Directors wishes to thank Mr. Smitham for his service during the past year. All of the nominees listed below were most recently elected as Directors at the Annual Meeting of Shareholders held on November 10, 2005.

Directors will be elected by a plurality of the votes properly cast at the Annual Meeting. Only votes cast “for” the election of Directors will be counted in determining whether a nominee for Director has been elected. Thus, shareholders who do not vote, or who withhold their vote, will not affect the outcome of the election. Under the Corporate Governance Guidelines, however, any director nominee who receives a greater number of votes “withheld” than votes “for” in the election must promptly submit a letter of resignation to the Board following the certification of the election results. The Board must then determine whether to accept the director’s resignation in accordance with the procedures set forth in the Corporate Governance Guidelines and publicly announce the results of its deliberation.

Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares for the election of Directors if they have not received voting instructions from the beneficial owners by the tenth day before the Annual Meeting, provided that this Proxy Statement has been transmitted to the beneficial owners at least fifteen days before the Annual Meeting.

In case any of the nominees below should become unavailable for election for any presently unforeseen reason, the persons named in the enclosed form of proxy will have the right to use their discretion to vote for a substitute or to vote for the remaining nominees and leave a vacancy on the Board of Directors. Under Avnet’s By-laws, any such vacancy may be filled by a majority vote of the Directors then in office or by the shareholders at any meeting thereof. Alternatively, the Board of Directors may reduce the size of the Board to eliminate the vacancy.

The information set forth below as to each nominee has been furnished by such nominee as of September 30, 2006:

		Year
		First	Principal Occupations During Last Five Years;
Name	Age	Elected	Other Directorships and Activities

Eleanor Baum	66	1994	Dean of the School of Engineering of The Cooper Union for the Advancement of Science & Art, New York, NY since 1987. Dr. Baum is also a director of Allegheny Energy, Inc., a utility holding company, and United States Trust Company; the former Chair of the New York Academy of Sciences (1998-1999); former Chair of the Engineering Workforce Commission (1999-2002); Dr. Baum is a Trustee of both Embry Riddle University and Webb Institute and serves on various advisory boards to universities, government agencies and industry groups.
J. Veronica Biggins	59	1997	Senior Partner at Heidrick & Struggles International, Inc., an executive search firm, since 1995. Prior to that, Ms. Biggins was Assistant to the President of the United States. Ms. Biggins is a director of AirTran Holdings, Inc., parent company to a low-fare airline.

		Year
		First	Principal Occupations During Last Five Years;
Name	Age	Elected	Other Directorships and Activities

Lawrence W. Clarkson	68	1998	Retired Senior Vice President of The Boeing Company (April 1994 — February 1999) and President of Boeing Enterprises (January 1997 — February 1999), a manufacturer of aerospace, aviation and defense products. Director of Hitco Carbon Composites and Intelligenxia, Inc., dba IxReveal, developer of IxReveal software. Vice Chairman of The National Bureau of Asian Research; director of the U.S. Pacific Basin Council and the National Center for Asia Pacific Economic Cooperation.
Ehud Houminer	66	1993	Executive in residence at Columbia Business School, Columbia University, New York since 1991. Mr. Houminer is a director of various Dreyfus mutual funds. Member of the Board of Overseers of the Columbia Business School, previously chairman and presently a trustee of the Explore Charter School in Brooklyn, New York and chairman of the advisory board of the honors MBA program at the School of Management at Ben Gurion University.
James A. Lawrence	53	1999	Vice Chairman since April 2006 and Chief Financial Officer of General Mills, Inc., since October 1998; before that, Executive Vice President and Chief Financial Officer of Northwest Airlines (1996-1998) and Chief Executive Officer of Pepsi-Cola Asia Middle East Africa Group (1992-1996).
Frank R. Noonan	64	2004	Retired Chairman and Chief Executive Officer of R. H. Donnelley Co. (1991 — 2002), publisher of yellow pages directories.
Ray M. Robinson	58	2000	Vice Chairman of East Lake Community Foundation. Previously President of AT&T Southern Region Business Services Division from 1995 — 2003. Mr. Robinson is also a director of Aaron Rents, Inc., Acuity Brands, Inc., a provider of lighting products and specialty chemicals, AMR Corp., the parent company of American Airlines, ChoicePoint Inc., a provider of identification and credential verification services, and Citizens Bancshares Corp, the largest African-American owned bank in the southeast United States.
Gary L. Tooker	67	2000	Independent consultant (2000 — current); Retired Chairman of the board of directors of Motorola, Inc. (1997-1999); Former Vice Chairman and Chief Executive Officer of Motorola, Inc. (1994-1996); former director of Motorola (until May 2001). Mr. Tooker is also a director of Eaton Corporation, a diversified industrial manufacturer.
Roy Vallee	54	1991	Chairman of the Board and Chief Executive Officer of Avnet since June 1998; prior thereto, Vice Chairman of the Board (November 1992 to June 1998) and President and Chief Operating Officer of Avnet (March 1992 to June 1998). Mr. Vallee is also a director of Synopsys, Inc., a developer of software for semiconductor design and Teradyne, Inc., a supplier of automatic test equipment for the electronics and telecommunications industries.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Directors of Avnet who are also officers or employees of Avnet (currently only Mr. Vallee) do not receive any special or additional remuneration for service on the Board of Directors or any of its committees. Non-employee director compensation for Board service consists of approximately 46% cash and 54% equity. A description of the various components of non-employee director compensation follows:

Cash Compensation

Each non-employee Director who was elected for the first time prior to January 1997 (and who is therefore eligible to participate in the retirement plan discussed below) receives an annual retainer fee of $60,000 (currently Dr. Baum and Mr. Houminer) and each non-employee Director elected for the first time in or after January 1997 (currently Ms. Biggins and Messrs. Clarkson, Lawrence, Noonan, Robinson, Smitham and Tooker) receives an annual retainer fee of $65,000. The chairs of the various committees of the Board of Directors receive the following additional compensation: chair of the Audit Committee receives an annual $10,000 cash retainer; chair of the Compensation Committee receives an annual $7,500 cash retainer; and the chairs of the Corporate Governance Committee and the Finance Committee each receive annual $5,000 cash retainers. Starting November 2006, the Lead Director will receive an annual retainer fee of $5,000.

Equity Compensation

Non-employee Directors are awarded shares equal to $75,000 of Avnet Common Stock in January each year. Directors may elect to receive these shares as Restricted Common Stock or defer this award in Phantom Share Units under the Avnet Deferred Compensation Plan for Outside Directors.

Deferred Compensation Plan

Under the Avnet Deferred Compensation Plan for Outside Directors (the “Plan”), a non-employee Director may elect to receive Phantom Stock Units (the “PSUs”) in lieu of some or all of the restricted shares of Common Stock that would otherwise be awarded in connection with the Director’s annual equity compensation. The number of restricted shares or PSUs to be credited to the PSU portion of the Director’s account is determined by dividing $75,000 by the average of the high and low price of the Common Stock on the New York Stock Exchange on the first business day in January of each year. In addition, a non-employee Director may elect to defer all or a portion of his or her annual cash compensation in either a cash or PSU account under the Plan. Compensation deferred as cash is credited at the beginning of each quarter with interest at a rate corresponding to the rate of interest on U.S. Treasury 10-year notes on the first day of that quarter. Compensation deferred under the Plan, or interest credited thereon, will be payable to a Director (i) upon cessation of membership on Avnet’s Board of Directors in ten annual installments or, at the Director’s election (which must be made not less than 24 months prior to the date on which the Director ceases to be a member of the Board), in annual installments not exceeding ten or in a single lump sum or (ii) upon a “change in control” of Avnet (as defined in the Plan), in a single lump sum. PSUs are payable in Common Stock with cash payment made for fractional shares. In the event of the death of a Director before receipt of all payments, all remaining payments shall be made to the Director’s designated beneficiary.

Retirement Plan Benefits and Phase-Out

In May 1996, the Board of Directors terminated the Retirement Plan for Outside Directors of Avnet, Inc. (the “Retirement Plan”) with respect to non-employee Directors elected for the first time after May 21, 1996. Therefore, while members of the Board of Directors as of May 21, 1996 still accrue benefits under the Retirement Plan (Dr. Baum and Mr. Houminer), Board members elected for the first time thereafter are not eligible to participate in the Retirement Plan. The Retirement Plan provides retirement income for eligible Directors who are not officers, employees or affiliates (except by reason of being a Director) of Avnet (the “Outside Directors”). The Retirement Plan entitles any eligible Outside Director who has completed six years or more of active service to an annual cash retirement benefit equal to the annual retainer fee (including committee fees) during the Outside Director’s last year of active service, payable in equal monthly installments for a period of from two to ten years depending on length of service, with payments beginning on the date which is the later of such Outside Director’s 65th birthday or his or her retirement date. The surviving spouse of any deceased Outside Director is entitled to 50% of any remaining unpaid retirement benefit.

Additional Benefits

The Company also provides computer equipment to any Director who needs equipment to enable efficient communication between the Company and its Directors.

AUDIT COMMITTEE REPORT

The Audit Committee represents and assists the Board in fulfilling its oversight responsibilities with respect to the integrity of the Company’s financial statements, the independence, qualification and performance of the Company’s corporate auditor and its independent registered public accounting firm, and compliance with legal and regulatory requirements. The Audit Committee operates under a written charter, which sets forth its purpose, member qualifications, authority and responsibilities. The Audit Committee reviews its charter on a regular basis and most recently reviewed it at the Committee’s regularly scheduled meeting on August 10, 2006. The charter is available on the Company’s web site at www.avnet.com /investors/governance.

The Audit Committee monitors the activities and performance of the Company’s internal audit function, including scope of reviews, department staffing levels and reporting and follow-up procedures. In addition, the Audit Committee oversees the Company’s internal ethics and compliance program. The Audit Committee also meets quarterly with KPMG LLP, the Company’s independent registered public accounting firm (“KPMG”), and with the Company’s Director of Corporate Audit, the Chief Financial Officer and the Chief Ethics and Compliance Officer in separate, executive sessions. Management has responsibility for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the system of internal controls.

The Audit Committee meets with KPMG and management to review the Company’s interim financial results before publication of the Company’s quarterly earnings press releases and the filing of the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K. The Committee also monitors the activities and performance of KPMG, including audit scope, audit fees, auditor independence and non-audit services performed by KPMG. All services to be performed by the Company’s independent registered public accounting firm are subject to pre-approval by the Audit Committee and management provides quarterly reports to the Committee on the status and fees for all such projects.

The Audit Committee has reviewed and discussed the consolidated financial statements for fiscal year 2006 with management and KPMG. This review included a discussion with KPMG and management of Avnet’s accounting principles, the reasonableness of significant estimates and judgments, including disclosure of critical accounting estimates, and the conduct of the audit. The Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 “Communication with Audit Committees,” as amended by Statement on Auditing Standards No. 90 “Audit Committee Communications.” KPMG provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Committee discussed with KPMG its independence. The Audit Committee has concluded that KPMG is independent from the Company and its management. KPMG also discussed with the Committee its internal quality control procedures and the results of its most recent peer review. In reliance on this review and these discussions, and the report of KPMG, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended July 1, 2006 for filing with the Securities and Exchange Commission.

James A. Lawrence, Chair
Ehud Houminer
Frank R. Noonan
Ray M. Robinson

PRINCIPAL ACCOUNTING FIRM FEES

The table below provides information relating to fees charged for services performed by KPMG LLP, the Company’s independent registered public accounting firm, in both fiscal 2006 and fiscal 2005.

	Fiscal 2006	Fiscal 2005

Audit Fees	$5,871,119	$6,248,847
Audit-Related Fees	99,357	47,230
Tax Fees	1,030,913	1,310,485
All Other Fees	—	—

TOTAL	$7,001,389	$7,606,562

Audit Fees.  In both years, Audit Fees consisted of work performed by the principal auditor associated with the audit of the Company’s consolidated financial statements, including reviews performed on the Company’s Form 10-Q filings, statutory audits required for the Company’s subsidiaries and assistance with registration statements filed by the Company, including comfort letters and consents. Audit Fees also include fees incurred in connection with the audit of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees.  Audit-Related Fees for fiscal 2006 included certain compliance-related agreed-upon procedures and assistance with certain acquisition due diligence efforts. Audit-Related Fees for fiscal 2005 consisted of fees for audits performed on the Company’s employee benefit plans and for assistance with certain acquisition due diligence efforts.

Tax Fees.  In both years, Tax Fees consisted primarily of global tax compliance (federal, international, state and local), assistance with tax audits, tax-related assistance with a transfer pricing study, tax-related assistance with certain acquisition due diligence efforts and expatriate tax assistance.

All services to be provided by the Company’s independent registered public accounting firm are subject to pre-approval by the Audit Committee. The Audit Committee has adopted an “External Auditor Scope of Services Policy,” which requires the Audit Committee’s pre-approval of all services to be performed by the Company’s independent registered public accounting firm. In some cases, pre-approval is provided by the Audit Committee through approval of specific categories and descriptions of services, subject to an established budget. In other cases, pre-approval is required for particular projects either by the Audit Committee or by the Chair of the Audit Committee, who is authorized to approve projects up to $250,000 and must then report them to the full Committee by the next Committee meeting. Management provides quarterly reports to the Audit Committee on the status and fees for all projects.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND OTHERS

The following table sets forth information with respect to the Common Stock of Avnet beneficially owned at September 12, 2006 by (a) persons that, to Avnet’s knowledge, were the beneficial owners of more than 5% of its outstanding Common Stock (“5% Holders”), (b) each Director and director nominee of Avnet, (c) each of the Named Executive Officers, and (d) all Directors and executive officers of Avnet as a group. Except where specifically noted in the table, all the shares listed for a person or the group are directly held by such person or group members, with sole voting and dispositive power.

		Stock	Total
		Options	Common
		Exercisable	Stock		Percent		Total
	Common	Within	Beneficially		of	Phantom	Equity
Name	Stock(a)	60 Days	Owned		Class	Shares(b)	Interest

5% Holders
FMR Corp. et al.	21,887,296	—	21,887,296	(1)	15.0%
82 Devonshire Street Boston, MA 02109
AXA Financial, Inc. et al.	13,584,583	—	13,584,583	(2)	9.3%
1290 Avenue of the Americas New York, NY 10104
First Pacific Advisors, Inc.	8,217,100	—	8,217,100	(3)	5.7%
11400 W. Olympic Blvd., Suite 1200 Los Angeles, CA 90064
Directors and Named Executive Officers
Eleanor Baum	15,912	16,775	32,687		*	1,476	34,163
J. Veronica Biggins	10,592	16,775	27,367		*	10,285	37,652
Andrew Bryant	17,809	202,193	220,002	(4)	*	—	220,002
Lawrence W. Clarkson	10,525	16,775	27,300		*	5,177	32,477
Harley Feldberg	38,713	167,310	206,023	(5)	*	—	206,023
Richard Hamada	46,448	109,120	155,568	(6)	*	—	155,568
Ehud Houminer	19,112	16,775	35,887		*	—	35,887
James A. Lawrence	15,312	16,775	32,087		*	—	32,087
Frank R. Noonan	1,000	2,150	3,150	(7)	*	9,214	12,364
Ray M. Robinson	7,781	14,775	22,556		*	9,090	31,646
Raymond Sadowski	75,936	280,559	356,495	(8)	*	—	356,495
Peter Smitham	3,142	500	3,642	(9)	*	—	3,642
Gary L. Tooker	21,035	14,775	35,810	(10)	*	8,853	44,663
Roy Vallee	263,164	2,245,728	2,508,892	(11)	1.68%	—	2,508,892
All directors and executive officers as a group (19 persons)			4,456,945		2.96%

*	Less than 1%.

(a)	This column includes incentive shares allocated but not yet delivered (to executive officers).

(b)	This column indicates the number of phantom shares owned by non-employee Directors. Phantom shares are accrued under the Avnet, Inc. Deferred Compensation Plan for Outside Directors, to be settled 1 for 1 in the Company’s Common Stock after cessation of membership on the Board or upon change in control of the Company. Under this plan, Directors can defer fees payable in cash for service as a member of the Board or any of its committees into a cash or phantom shares account and can elect to receive phantom shares in lieu of shares of restricted shares of the Common Stock.

(1)	The number of shares beneficially owned is based on information provided in a Schedule 13G (Amendment No. 5) filed with the Securities and Exchange Commission on February 14, 2006, by FMR Corp. (“FMR”) and Edward C. Johnson 3d, Chairman of FMR. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR, is the beneficial owner of 20,981,208 shares of Common Stock as a result of acting as investment advisor to various investment companies. Mr. Johnson and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 20,981,208 shares owned by the funds. Neither FMR nor Mr. Johnson has any power to vote or direct the voting of these shares which power resides with the Funds’ Board of Trustees. Fidelity Management Trust Company (“Fidelity Management”), a wholly-owned subsidiary of FMR, is the beneficial owner of 723,988 shares as a result of its serving as investment manager for various institutional accounts. Mr. Johnson and FMR (through its control of Fidelity Management) each has sole dispositive power to vote or to direct the voting of 723,988 shares held by the institutional accounts. Fidelity International Limited (“FIL”) is the beneficial owner of 182,100 shares. A partnership controlled by members of the Johnson family owns shares of FIL voting stock with the right to cast approximately 38% of the total votes that may be cast by all holders of FIL voting stock. In addition, members of the Johnson family may be deemed to form a controlling group with respect to FMR under the Investment Company Act of 1940.

(2)	The number of shares beneficially owned is based on information provided in a Schedule 13G (Amendment No. 6) filed with the Securities and Exchange Commission on February 14, 2006 on behalf of AXA Financial, Inc., AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle and AXA. Under the AXA entities, AXA Rosenberg Investment Management LLC is deemed to have sole power to vote or direct the vote with respect to 603,554 shares and is deemed to have sole power to dispose or direct the disposition with respect to 1,370,014 shares. Under the AXA Financial, Inc. subsidiaries, Alliance Capital Management L.P. is deemed to have sole power to vote or direct the vote with respect to 5,636,058 shares, is deemed to have shared power to vote or direct the vote with respect to 1,388,575 shares and is deemed to have sole power to dispose or to direct the disposition of 12,211,059 shares. AXA Equitable Life Insurance Company is deemed to have sole power to dispose or direct the disposition of 3,510 shares.

(3)	The number of shares beneficially owned is based upon information provided in a Schedule 13G (Amendment No. 1) filed with the Securities and Exchange Commission on February 10, 2006, First Pacific Advisors, Inc. has shared voting power with respect to 3,185,400 shares and shared dispositive power with respect to 8,217,100 shares.

(4)	Includes 10,336 Incentive Shares allocated but not yet delivered.

(5)	Includes 25,990 Incentive Shares allocated but not yet delivered. Also includes 10,185 shares of Common Stock held by a family trust for which Mr. Feldberg is a trustee.

(6)	Includes 33,340 Incentive Shares allocated but not yet delivered. Also includes 13,108 shares of Common Stock held by a family trust for which Mr. Hamada is a trustee.

(7)	Includes 1,000 shares of Common Stock held by a trust for which Mr. Noonan is a trustee.

(8)	Includes 22,625 Incentive Shares allocated but not yet delivered.

(9)	All of the shares are held by Permira Advisors LLC, an entity affiliated with Mr. Smitham.

(10)	Includes 21,035 shares of Common Stock held by a family trust for which Mr. Tooker is a trustee.

(11)	Includes 118,644 Incentive Shares allocated but not yet delivered. Also includes 136,499 shares of Common Stock held by a family trust for which Mr. Vallee is a trustee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, Avnet’s Directors, executive officers and beneficial owners of more than 10% of the outstanding Common Stock are required to file reports with the

Securities and Exchange Commission concerning their ownership of and transactions in Avnet Common Stock and are also required to provide Avnet with copies of such reports. Based solely on such reports and related information furnished to Avnet, Avnet believes that in fiscal 2006 all such filing requirements were complied with in a timely manner by all Directors and executive officers except for Messrs. Birk, Bryant, Feldberg, Hamada, Kamins, Sadowski and Vallee each of whom, due to an administrative error, filed a Form 4 one day after the required filing date.

EXECUTIVE OFFICERS OF THE COMPANY

The current executive officers of the Company are:

Name	Age	Office

Roy Vallee	54	Chairman of the Board and Chief Executive Officer
David R. Birk	59	Senior Vice President, Secretary and General Counsel
Steven C. Church	57	Senior Vice President
Harley Feldberg	53	Senior Vice President
Richard P. Hamada	48	Senior Vice President and Chief Operating Officer
Edward Kamins	57	Senior Vice President
Steven R. Phillips	43	Chief Information Officer
Raymond Sadowski	52	Senior Vice President, Chief Financial Officer and Assistant Secretary
James N. Smith	60	President of Avnet Logistics

Mr. Vallee joined the Company in February 1977 and has been Chairman of the Board and Chief Executive Officer since June 1998. Prior thereto, he served as Vice Chairman of the Board from November 1992 until June 1998 and also President and Chief Operating Officer from March 1992 until his election as CEO in June 1998.

Mr. Birk has been Senior Vice President of Avnet since November 1992. A 26-year Avnet employee, Mr. Birk was elected Vice President and General Counsel in September 1989 and previously held the position of Secretary from July 1997 until November 2003 and was re-elected to the position of Secretary in January 2005.

Mr. Church has been Senior Vice President of Avnet since November 1995 and currently serves as Chief Human Resources Development Officer. A 15-year employee, he previously served as President of Avnet Electronics Marketing Americas from 1994 to 2001 and co-President of Electronics Marketing from August 1998 to April 2001. Prior thereto, Mr. Church held various positions with Avnet including President of Hamilton Hallmark, Vice President of Corporate Marketing for Hamilton and President of Avnet’s OEM Marketing Group.

Mr. Feldberg became an executive officer in July 2004 when he was promoted to President of Avnet Electronics Marketing. A 24-year Avnet employee, he previously served as President of Avnet Electronics Marketing Americas from June 2002 until June 2004 and has served as a corporate Vice President since November 1996. Mr. Feldberg served as President of Avnet Electronics Marketing Asia from December 2000 to June 2002.

Mr. Hamada was elected as Chief Operating Officer in July 2006 and has been Senior Vice President of Avnet since November 2002. He has been President of Avnet Technology Solutions operating group since July 2003. A 22-year Avnet employee, Mr. Hamada served as the President of the Computer Marketing operating group from January 2002 until July 2003 and was appointed Vice President of Avnet in November 1999.

Mr. Kamins has been Senior Vice President of Avnet since November 2000. He was appointed Chief Information Officer in July 2003 and Chief Operational Excellence Officer in July 2005. Prior thereto, he served as President of the Applied Computing operating group from its formation in October 1999 until July

2003. Mr. Kamins served as a Vice President of Avnet from November 1999 to November 2000 and previously held various management positions since he joined Avnet in 1996.

Mr. Phillips is Chief Information Officer of Avnet. He joined Avnet with the July 2005 acquisition of Memec where he had served as Senior Vice President and Chief Information Officer since 2004. Prior to joining Memec, Mr. Phillips was Senior Vice President and Chief Information Officer for Gateway Inc. He joined Gateway in 1999 and served as Vice President of Information Technology in London and San Diego before his appointment in 2003 as Chief Information Officer.

Mr. Sadowski has been Senior Vice President of Avnet since November 1992 and Chief Financial Officer since February 1993. Mr. Sadowski has been an Avnet employee for 28 years.

Mr. Smith joined Avnet in 2000 and was recently promoted to President of Avnet Logistics in June 2006. He previously served as Senior Vice President of Warehousing & Distribution Worldwide for Avnet Logistics from October 2004 to June 2006 and served as Senior Vice President and Director of operations for Avnet Electronics Marketing Americas from October 2000 to September 2004.

Officers of the Company are generally elected each year at the meeting of the Board of Directors following the annual meeting of shareholders and hold office until the next such annual meeting or until their earlier death, resignation or removal.

COMPENSATION OF AVNET EXECUTIVE OFFICERS

The following table sets forth information concerning the compensation during Avnet’s last three fiscal years of its Chief Executive Officer and the four individuals who were executive officers at the end of last fiscal year and who had the highest individual aggregates of salary and bonus during Avnet’s fiscal year ended July 1, 2006 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation Awards
				Restricted	Securities	All Other
	Fiscal	Annual Compensation		Stock	Underlying	Compen-
Name and Principal Position	Year	Salary	Bonus	Awards(1)	Options (#)	sation(2)

Roy Vallee	2006	$875,000	$1,060,687	$1,067,834	86,712	3,233
Chairman of the Board and	2005	875,000	600,464	976,080	168,000	2,294
Chief Executive Officer	2004	825,000	918,003	—	325,000	2,568
Richard Hamada	2006	440,000	422,926	266,250	21,620	1,032
Senior Vice President	2005	400,000	329,440	150,247	25,860	816
	2004	350,000	291,676	—	50,000	672
Harley Feldberg	2006	400,000	457,033	240,389	19,520	1,322
Senior Vice President	2005	400,000	160,105	150,247	25,860	820
	2004	320,000	191,268	—	80,000	712
Raymond Sadowski	2006	425,000	242,443	203,444	16,516	999
Senior Vice President	2005	425,000	127,937	150,247	25,860	780
	2004	400,000	139,091	—	50,000	720
Andrew Bryant(3)	2006	400,000	249,824	158,987	12,912	920
Senior Vice President	2005	400,000	173,524	150,247	25,860	764
	2004	400,000	340,534	—	50,000	932

(1)	The dollar values of the restricted stock awards shown in this table are based on the closing price of a share of Common Stock on the date on which the restricted stock awards were made. The aggregate number of shares of allocated but undelivered restricted stock at Avnet’s 2006 fiscal year-end (July 1, 2006) and the value of such shares (based on the closing price ($20.02) of a share of Common Stock on June 30, 2006) are as follows: Mr. Vallee — 68,284 shares ($1,367,046); Mr. Hamada —

13,820 shares ($276,676); Mr. Feldberg — 12,980 shares ($259,860); Mr. Sadowski — 11,780 shares ($235,836) and Mr. Bryant — 10,336 shares ($206,927).

(2)	Consists of imputed income related to life insurance benefits provided by Avnet to the Named Executive Officers under the executive life insurance program described elsewhere in this Proxy Statement under the heading “Retirement Benefits and Insurance.”

(3)	Mr. Bryant, in accordance with his employment agreement, delivered to the Company a notice to terminate his employment agreement effective as of the close of business on the last day of fiscal 2006.

Stock Options

The following table sets forth information concerning grants of stock options during Avnet’s fiscal year ended July 1, 2006 to each of the Named Executive Officers:

Option Grants in Last Fiscal Year

	Individual Grants
	Number of	% of Total				Potential Realizable Value at
	Securities	Options	Exercise	Market		Assumed Annual Rates
	Underlying	Granted To	Price	Price		of Stock Appreciation for
	Options	Employees in	Per	On Date	Expiration	Option Term
Name	Granted(1)	Fiscal Year	Share	of Grant	Date	5%	10%

Roy Vallee	86,712	34.8%	$24.78	$24.78	9/22/2015	$1,351,580	$3,425,037
Richard Hamada	21,620	8.7%	24.78	24.78	9/22/2015	336,991	853,968
Harley Feldberg	19,520	7.8%	24.78	24.78	9/22/2015	304,258	771,020
Raymond Sadowski	16,516	6.6%	24.78	24.78	9/22/2015	257,435	652,365
Andrew Bryant	12,912	5.2%	24.78	24.78	9/22/2015	201,259	510,011

(1)	All of the options granted become exercisable in four equal cumulative installments on each of the first through fourth anniversary dates of the date of grant.

The following table sets forth information concerning exercises of stock options during fiscal 2006 by each of the Named Executive Officers and the number and value of options held by each of them at fiscal year end (July 1, 2006):

AGGREGATED OPTION EXERCISES IN LAST FISCAL
YEAR AND FISCAL YEAR-END OPTION VALUES

	Shares		Number of Securities		Value of Unexercised
	Acquired on		Underlying Unexercised		In-the-Money Options
	Exercise	Value	Options at Fiscal Year End		at Fiscal Year-End(2)
Name	(#)	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Roy Vallee	213,700	$1,320,689	2,019,550	456,462	$3,824,270	$1,206,560
Richard Hamada	38,965	335,855	78,500	72,265	23,750	141,401
Harley Feldberg	28,000	242,645	140,965	86,415	134,700	131,251
Raymond Sadowski	30,000	82,050	244,965	73,411	458,550	185,651
Andrew Bryant	69,965	510,245	167,500	69,807	88,500	185,651

(1)	Value realized is the aggregate market value on the date of exercise of the shares acquired less the aggregate exercise price paid for such shares.

(2)	Value of in-the-money unexercised options is the excess of the aggregate market value of the underlying shares (based on the average of the high and low prices on June 30, 2006, of $20.03 per share) over the aggregate exercise price for such shares.

Retirement Benefits and Insurance

The Avnet Pension Plan (the “Pension Plan”) is a defined benefit plan that covers United States employees of Avnet. The Pension Plan is a type of defined benefit plan commonly referred to as a cash balance plan. A participant’s benefit under the Pension Plan is based, in general, on the value of the participant’s cash balance account, which is used for record keeping purposes and does not represent any assets of the Pension Plan segregated on behalf of a participant. A participant’s cash balance account equals the actuarial present value of his or her accrued benefit under the Pension Plan. The accumulated benefit in a participant’s cash balance account is approximately equal to the actuarial present value (using certain actuarial assumptions under the Pension Plan) of a deferred annuity benefit payable at age 65 determined by aggregating 2% of a participant’s annual earnings for each year of employment during which an employee was a participant in the Pension Plan. In general, the Pension Plan defines annual earnings as a participant’s base salary, commissions, royalties, annual cash incentive compensation and amounts deferred pursuant to plans described in section 125 or 401(k) of the Internal Revenue Code of 1986, as amended. No benefit is accrued under the Pension Plan for annual earnings exceeding $100,000 in any plan year. There is no offset under the Pension Plan for Social Security or other benefits. The Pension Plan offers participants distributions in the form of various monthly annuity payments. However, in lieu of an annuity form of distribution, a participant who has attained age 65 may elect to receive a cash lump sum distribution equal to the actuarial present value of the participant’s accrued benefit under the Pension Plan at age 65. In certain situations, the lump sum distribution option is also available to a participant who has terminated employment with Avnet and has not yet attained age 65.

The following table sets forth estimated annual retirement benefits payable under the Pension Plan for each of the executive officers of Avnet named in the Summary Compensation Table, assuming that (i) each such executive officer retires at age 65, (ii) current pensionable remuneration for each such executive officer remains unchanged until retirement, (iii) benefits under the Pension Plan are not altered prior to retirement and (iv) all actuarial costs and expenses of the Pension Plan are paid by the Pension Plan:

Estimated Annual
Named Executive Officers	Retirement Benefit

Roy Vallee	$77,338
Richard Hamada	74,973
Harley Feldberg	68,550
Raymond Sadowski	71,958
Andrew Bryant	66,436

In addition, Avnet pays the premiums in respect of each of the Named Executive Officers’ Supplemental Life Insurance and Retirement Program, which provides for: (1) payment of a death benefit to the designated beneficiary of each participating officer in an amount equal to twice the yearly earnings (including salary and cash incentive compensation) of such officer; (2) payment to Avnet, upon the death of a participating officer, of the amount by which the benefit payable by the insurer under the particular policy exceeds the death benefit payable to such officer’s beneficiary; (3) a right to receive from Avnet a supplemental retirement benefit (if the officer has satisfied certain age and service requirements) payable monthly (or in a lump sum under certain circumstances) to such officer or his or her beneficiary for ten years in an amount not to exceed 36% of the officer’s eligible compensation; and (4) payment to Avnet upon the death of an officer who is receiving or has received supplemental retirement benefits of the full amount payable by the insurer under the particular policy. For purposes of clause (3) in the preceding sentence, the eligible compensation of the Named Executive Officers is currently as follows: Mr. Vallee — $1,839,345; Mr. Hamada — $796,183; Mr. Feldberg — $708,569; Mr. Sadowski — $610,190 and Mr. Bryant — $695,179.

As permitted by Section 726 of the Business Corporation Law of New York, Avnet has in force directors’ and officers’ liability insurance and corporate reimbursement insurance. The policy insures Avnet against losses from claims against its directors and officers when they are entitled to indemnification by Avnet, and insures Avnet’s directors and officers against certain losses from claims against them in their official capacities. All duly elected directors and officers of Avnet and its subsidiaries are covered under this insurance. The primary insurer is Chubb, a Division of Federal Insurance Company, and the five excess carriers are CNA Insurance Companies, ACE American Insurance Company, AWAC — Allied World Assurance Company (US) Inc., Arch Insurance Company and National Union Fire Insurance Co. of Pittsburgh, PA. The coverage was renewed effective August 1, 2006 for a one year term. The total premium paid for both primary and excess insurance was $1,680,805.

Employment Agreements

Roy Vallee entered into an employment agreement with the Company effective the beginning of fiscal year 2003. Under the terms of the agreement, Mr. Vallee may receive an annual base salary ranging from $825,000 to $1,000,000 per year, which is set by the Compensation Committee on an annual basis. The initial term of the agreement is for three years, and is then automatically renewed for additional one year terms, until the agreement is terminated in accordance with its provisions. Under this employment agreement, Mr. Vallee’s incentive compensation is determined pursuant to the Executive Incentive Plan or any successor plan, or otherwise as determined by the Compensation Committee. Under the Executive Incentive Plan, he is eligible to receive incentive compensation based on the Company’s performance measured against performance goals set by the Compensation Committee.

If Mr. Vallee becomes disabled during the term of the employment agreement, the Company shall pay an annual disability benefit of $300,000. If Mr. Vallee retires or terminates his employment agreement by giving a one-year prior notice or if the Company experiences a change in control, the Company will pay to Mr. Vallee his base salary through his termination date and he will be eligible to receive any annual incentive compensation payment or pro-rata portion earned through such termination date. If the Company does not continue Mr. Vallee in his position as CEO or a principal executive office satisfactory to Mr. Vallee or if the Company terminates Mr. Vallee’s employment agreement without cause with one year prior notice, the Company shall engage Mr. Vallee as a consultant for one year following the termination. If a one year notice of the change in position or termination without cause is not provided, the Company shall engage Mr. Vallee as a consultant for two years.

In the event of actual or constructive termination within 24 months of a change in control, the Company must pay to Mr. Vallee all accrued base salary and pro-rata incentive payments, plus 2.99 times the sum of (i) his then current annual base salary; and (ii) the average incentive compensation for the highest two of the last five fiscal years. Further, unvested stock options shall accelerate and vest in accordance with the early vesting provisions under the applicable stock option plans, and all equity incentive awards granted, but not yet delivered, will be accelerated and delivered. For this purpose, a constructive termination includes a material diminution in Mr. Vallee’s responsibilities, relocation of his office more than fifty miles without his consent, a material reduction in his compensation and benefits or his ceasing to serve on the Board of Directors of Avnet. A change of control is defined as including the acquisition of voting or dispositive power with respect to 50% or more of the outstanding shares of Common Stock other than an acquisition approved by the Board of Directors prior to the effective date of such an acquisition, a change in the individuals serving on the Board of Directors so that those serving on the effective date of Mr. Vallee’s Employment Agreement (June 29, 2002) and those persons appointed by such individuals to the Board no longer constitute a majority of the Board, or the approval by shareholders of a liquidation, dissolution or sale of substantially all of the assets of the Company.

Andrew Bryant, a Senior Vice President, Harley Feldberg, a Senior Vice President and President of Avnet Electronics Marketing, Richard Hamada, a Senior Vice President and Chief Operating Officer and Raymond Sadowski, a Senior Vice President and Chief Financial Officer, entered into employment agreements with the Company effective April 1, 2000, July 4, 2004, May 1, 2000 and June 29, 1998, respectively. The employment agreements are terminable by either Messrs. Bryant, Hamada and Sadowski or the Company upon one year prior written notice to the other. The amount of compensation to be paid to Messrs. Bryant, Feldberg, Hamada and Sadowski is not fixed and is to be agreed upon by Messrs. Bryant, Feldberg, Hamada or Sadowski and the Company from time to time. In the event Mr. Bryant’s, Mr. Hamada’s or Mr. Sadowski’s employment is terminated with one year’s notice and they and the Company shall have failed to agree upon the compensation to be paid during all or any portion of the one year notice period prior to termination, their compensation (base salary and incentive compensation) during the notice period will remain the same as was most recently agreed upon. Mr. Bryant, in accordance with his employment agreement, delivered to the Company a notice to terminate his employment agreement effective as of the end of fiscal 2006. Mr. Feldberg’s employment agreement is similar in all material aspects except that the agreement has an initial term of two years that expired on July 4, 2006 and that, in the event Mr. Feldberg’s employment is terminated with one year’s notice (exercisable by either Mr. Feldberg or the Company after July 4, 2006) and he and the Company fail to agree upon the compensation to be paid during all or any portion of the one year notice period prior to termination, then Mr. Feldberg’s compensation (base salary and incentive compensation) during the notice period shall be equal to the cash compensation earned by Mr. Feldberg during the four completed fiscal quarters preceding the date on which notice is given.

Messrs. Bryant, Feldberg, Hamada and Sadowski have entered into change of control agreements with Avnet, which provide that, if within 24 months following a change of control, the Company or its successor terminates their employment without cause or by constructive termination, Messrs. Bryant, Feldberg, Hamada and Sadowski will be paid, in a lump sum payment, an amount equal to 2.99 times the sum of (i) his annual salary for the year in which such termination occurs and (ii) the average of his incentive compensation for the highest two of the last five full fiscal years. In addition, all unvested stock options shall accelerate and vest in accordance with early vesting provisions under the applicable stock option plans and all incentive stock program shares allocated but not yet delivered will be accelerated so as to be immediately deliverable. A change of control is defined as including the acquisition of voting or dispositive power with respect to 50% or more of the outstanding shares of Common Stock other than an acquisition approved by the Board of Directors prior to the effective date of such an acquisition, a change in the individuals serving on the Board of Directors so that those serving on the effective date of the Change of Control Agreement, and those persons appointed by such individuals to the Board, no longer constitute a majority of the Board, or the approval by shareholders of a liquidation, dissolution or sale of substantially all of the assets of Avnet.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is responsible for reviewing the performance of and establishing compensation for the Chief Executive Officer, reviewing and approving the compensation of the next four most highly paid executive officers (the “Named Executive Officers”) as well as the compensation of all other executive officers whose total cash compensation (base salary and incentive cash compensation) is or expected to be greater than $500,000. In addition, the Committee establishes, administers and makes all allocations and awards under the Company’s equity compensation plans.

The Compensation Committee consisted of five members in fiscal 2006, all of whom meet the independence requirements of the New York Stock Exchange listing standards and the independence standards adopted by the Board of Directors. The Committee operates under a written charter that outlines the purpose, member qualifications, authority and responsibilities of the Committee. The Committee reviews its charter and conducts an evaluation of its own effectiveness annually. A copy of the Committee charter is available on the Company’s web site at www.avnet.com /investors/governance.

The Committee believes that the Company’s executive compensation policies and practices should be closely aligned with the Company’s strategic business objectives on both a short-term and long-term basis and that such compensation should be linked to the creation of shareholder value. Within that framework, the Committee undertakes to compensate executives based on performance, at a competitive level, in a manner that will attract and retain key executives critical to the Company’s long-term success.

The Committee has the authority to retain and approve the fees and retention terms of outside advisors and enlists the help of independent compensation consultants from time to time. During fiscal 2006, the Committee engaged independent executive compensation consulting firms to assist its review of the compensation of the Company’s top management personnel including the Chief Executive Officer and the other Named Executive Officers.

Executive Compensation Philosophy

The Committee regularly reviews and approves the Company’s executive compensation programs to ensure that they are designed to serve the Company’s broader strategic goals of profitable growth and the creation of long-term shareholder value and that they are consistent with good corporate governance practices and with the Company’s culture. To that end, the executive compensation programs are designed to meet the following objectives:

Performance and Accountability  The Committee believes that a significant percentage of each executive’s total compensation should be based on the achievement of financial and non-financial objectives, as well as individual contributions, with the result that such compensation is put “at risk.” The Committee’s intent in so doing is to emphasize the importance of individual and Company performance and accountability to shareholders. The Committee selects, and assesses performance against, measures designed to align rewards with growth goals and shareholder interests.

Competitiveness  The Committee assesses the competitiveness of its compensation program against executive compensation surveys provided by the Committee’s outside compensation consultants. The surveys used for comparison reflect compensation levels and practices for persons holding comparable positions at targeted companies selected by the Committee with assistance from its outside consultants. The selected group of companies includes an array of companies including companies in the distribution of technology products or services sector, companies with broad global scale and scope, companies with significant brand equity, companies that are recognized for best practices and companies with which the Company competes for talent. The companies selected for comparison of total compensation are not identical to those included in the Performance Graph set forth elsewhere in this Proxy Statement because the Company seeks talent from a broader group of companies than the publicly-traded electronics distribution group against which performance is compared in the graph.

In assessing competitiveness, the Committee looks at total compensation opportunities, both short- and long-term, while at the same time focusing attention on the competitiveness of each component of compensation. Actual bonus payouts, actual value received from long-term incentive awards and actual overall compensation levels may vary from the targeted levels based on corporate, business unit and individual performance, and overall Company stock price. The overall mix of pay components is monitored and compared to the practices of other companies to ensure appropriate pay leverage is maintained in the overall compensation package including equity-based incentives which emphasize long-term shareholder value creation.

Components of Executive Compensation

Executive compensation consists of three components — base salary, annual incentive compensation (cash bonus) and long-term incentive compensation in the form of equity. The Committee believes that these three components serve different purposes and, together, serve the best interests of the Company and its shareholders.

Base Salary  The Committee annually reviews and sets the base salary of the Chief Executive Officer, and reviews and approves the base salaries of the other Named Executive Officers. Base salaries may also be reviewed at the time of promotion or other change in responsibilities. Base salaries are influenced by a variety of objective and subjective factors such as the level of responsibility, experience and individual performance, level of pay both of the executive in question and other similarly situated executives, internal pay equity considerations and comparisons to pay level at the peer group used in the Performance Graph, as well as executives of other companies of similar size to Avnet in a broader range of businesses. Base salary levels may fall above or below average compensation levels of comparable companies depending upon the management and leadership abilities, level of responsibility, experience and performance of a particular executive.

Annual Incentive Compensation  In addition to base salary, executive officers are eligible to receive annual incentive cash compensation based on the performance of the Company and business unit (where appropriate). The Company adopted the Executive Incentive Plan in September 2002 and the Plan was approved by shareholders at the Company’s 2002 annual meeting. Under the Plan, the Committee establishes short-term strategic goals on an annual basis and awards incentive compensation to the extent those goals are achieved. More specifically, the Committee establishes incentive award targets for each participant in the Plan and establishes performance goals, which are based on objective financial measures, such as operating income, pre-tax income, net income, return on working capital, return on total capital employed, earnings per share or other similar measures. Formulas are then established tying the performance goals to the incentive award targets to determine actual amounts earned based on the level of performance.

For fiscal 2006, cash incentive awards were tied to performance goals measuring performance of either operating income, pre-tax income or net income, depending on the executive, to budgeted levels, adjusted by a factor measuring performance of return on working capital or return on total capital employed against pre-established goals. Performance goals for operating group presidents were weighted more heavily on the performance of the applicable operating group but contained a component based on performance of the entire Company as well. Annual bonuses paid ranged from $242,443 to $1,060,687 and totaled $2,432,913 for the Named Executive Officers. These bonuses ranged from 100% to 121% of the cash incentive award targets originally established by the Committee.

In addition to the Executive Incentive Plan, the Committee may also establish other bonus or incentive programs and may grant discretionary bonuses as it deems appropriate. No additional bonuses were paid to Named Executive Officers for fiscal 2006.

Long-Term Incentive Compensation  The Committee grants long-term incentive compensation awards based generally on each executive’s individual performance in a particular fiscal period and the executive’s potential to contribute to the long-term success of the Company. The Committee believes in the importance of equity ownership for all executive officers for purposes of incentive, retention and alignment of interests with shareholders.

The Committee awards long-term incentive compensation pursuant to several shareholder-approved plans including the 1996 Incentive Stock Option Plan, the 1997 Stock Option Plan, the 1999 Stock Option Plan and the 2003 Stock Compensation Plan. Each of the foregoing plans provide for the issuance of either incentive stock options or non-qualified stock options or both. The 2003 Stock Compensation Plan provides additional flexibility for long-term incentive compensation planning because it is an omnibus plan under which options, restricted stock, stock appreciation rights and other equity-based awards may be granted.

Incentive Shares   Under the 2003 Stock Compensation Plan, the Committee grants annual allocations of shares of the Company’s Common Stock to employees of the Company, including executive officers (“Incentive Shares”). The Committee makes allocations of Incentive Shares, usually in September of each year, in recognition of operating results achieved by the Company as a whole or by particular operating groups or business units in the immediate past fiscal year. Incentive Shares allocated vest in five installments, with the first installment to vest in January of the following year and the balance to vest in four equal annual installments thereafter, contingent upon continued employment (except in the case of death or retirement of the employee).

Stock Options  The Committee periodically grants options under the Company’s stock option plans to executive officers and other employees in consideration of their potential to contribute to the long-term success of the Company and in order to align their interests with those of the Company’s shareholders. The Committee also makes awards of stock options from time to time, in its discretion, based on its evaluation of accomplishments achieved by an executive or other employee, upon a promotion or upon the hiring of an executive. The number of shares subject to options held by an executive are taken into account when the Committee considers a new award to the executive. Stock options are generally granted on an annual basis in September. All stock options granted by the Company during fiscal 2006 were granted with an exercise price equal to the average of the high and low price of the Common Stock on the date of grant and, accordingly, will have value only if the market price of the Common Stock increases after that date.

Performance Shares  The Committee undertook a study of the Company’s equity compensation program in 2005 with input from an independent compensation consultant. The study took into account factors such as the competitive landscape and changes in accounting rules, with the objective to ensure that the Company’s compensation of its employees, including the executive officers, will remain competitive and more closely linked to the Company’s economic profits and further aligned with shareholders’ long term interests.

As a result of this study, beginning with the Company’s fiscal year 2006, the Committee provided eligible employees, including executive officers, with a portion of their long-term equity-based incentive compensation through the award of performance-based restricted stock units (“performance shares”). These performance shares were awarded under the terms of the 2003 Stock Compensation Plan. The performance shares provide for payment to each grantee of a number of shares of the Company’s Common Stock at the end of a three-year period based upon the Company’s achievement of performance goals established by the Committee at the beginning of each three-year period. These performance goals are based upon a three-year cumulative increase in the Company’s absolute economic profit over the prior three-year period and the increase in the Company’s economic profit relative to the increase in the economic profit of a peer group of corporations, subject to an initial transition program.

Stock Ownership Guidelines

By granting a significant portion of each executive officer’s total compensation opportunity in the form of stock-based incentives, these executives have a substantial interest and incentive to take steps to ensure continued growth in the price of the Company’s Common Stock over time. To further reinforce this focus, the Committee has established stock ownership guidelines for all executive officers and corporate officers with base salaries over $200,000. The guidelines provide that officers should hold shares of the Company’s Common Stock, with a market value equal to a multiple of each officer’s base salary, as set forth below:

Chief Executive Officer	Shares with market value equal to 3x base salary
Executive Officers	Shares with market value equal to 2x base salary
Other Officers	Shares with market value equal to 1x base salary

Shares that count toward the guidelines include shares actually owned by the officer. Options, vested or unvested, do not count towards the ownership requirement under the guidelines. All covered officers have restrictions on the number of shares that can be divested until achievement of these guidelines.

Payments Upon a Change in Control

The Company’s Named Executive Officers, as well as Mr. Vallee, may receive payments under certain circumstances upon termination of their employment following a change in control of the Company. The terms of the agreements providing for such payments are described elsewhere in this Proxy Statement under the heading “Employment Agreements.”

Retirement and Other Benefits

The Company’s Named Executive Officers, and Mr. Vallee, are entitled to certain benefits upon retirement under the Avnet Pension Plan as well as insurance and supplemental retirement benefits under the Executive Officers’ Supplemental Life Insurance and Retirement Benefits Program. These benefits are described elsewhere in this Proxy Statement under the heading “Retirement Benefits and Insurance.”

Chief Executive Officer’s Compensation

Evaluation Procedure  The Committee is responsible for leading the Board in conducting an annual assessment of the Chief Executive Officer. The Committee solicits input from each Director, analyzes the input and reports back to the full Board. The results of the evaluation are then considered by the Committee in reviewing and establishing the Chief Executive Officer’s compensation and are discussed with the Chief Executive Officer.

2006 Base Pay and Annual Incentive Pay  In July 2002, the Company entered into an employment agreement with its Chief Executive Officer, Roy Vallee, the terms of which are described in the “Employment Agreements” section of this Proxy Statement. Pursuant to his employment agreement and the factors described above for all executive officers, the Committee set Mr. Vallee’s annual base salary at $875,000 and a target cash incentive of $875,000 for fiscal 2006. Mr. Vallee earned an annual bonus of $1,060,687, or approximately 121% of his incentive award target, for performance in fiscal year 2006. Mr. Vallee’s performance goals were based on net income compared to budgeted levels, adjusted by a factor measuring performance of return on capital against pre-established goals, consistent with performance goals set for the other executive officers.

Equity Compensation  In determining Mr. Vallee’s equity incentive award, the Committee first considered the overall level of financial and operational achievement for fiscal 2005 and the factors described above for all executive officers. The Committee then considered the results of Mr. Vallee’s performance evaluation. Based on the review, during fiscal 2006, the Committee awarded Mr. Vallee options to purchase 86,712 shares of Common Stock on September 23, 2005 at an exercise price of $24.78 per share, which was the fair market value of the Company’s Common Stock on the date of grant. The options are exercisable in four equal annual installments, with the first exercise date commencing after the expiration of one year from the date of grant. Mr. Vallee also received an allocation of 43,355 incentive shares (or 7.7% of the total shares awarded) under the incentive stock program, which will vest in five equal installments, with the first installment vested in January of 2006 and the balance to vest in four equal annual installments thereafter. The Committee also awarded Mr. Vallee 43,355 performance shares under the 2003 Stock Compensation Plan.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction to publicly held companies for certain compensation paid to the company’s chief executive officer and four other most highly compensated executive officers to the extent that compensation exceeds $1 million per executive officer covered by Section 162(m) in any fiscal year. The limitation applies only to compensation that is not considered “performance based” as defined in the Section 162(m) regulations.

In designing the Company’s compensation programs, the Committee carefully considers the effect of Section 162(m) together with other factors relevant to the Company’s business needs. The Company has historically taken, and intends to continue taking, appropriate actions, to the extent it believes desirable, to preserve the deductibility of annual incentive and long-term compensation. However, the Committee has not adopted a policy that all compensation paid must be tax-deductible and qualified under Section 162(m).

Ray M. Robinson, Chair	Ehud Houminer
J. Veronica Biggins	Peter Smitham
Gary Tooker

STOCK PERFORMANCE GRAPHS AND CUMULATIVE TOTAL RETURNS

The graphs below compare the cumulative total shareholder return on Avnet’s Common Stock with the cumulative total return of the S&P’s 500 Index and Avnet’s peer companies in the electronics distribution industry for each of the last five fiscal years and the last three fiscal years ended July 1, 2006, assuming an investment of $100 at the beginning of each such period and the reinvestment of any dividends. The companies comprising the peer group are: All American Semiconductor, Inc., Arrow Electronics, Inc., Bell Microproducts, Inc., Ingram Micro, Inc., Jaco Electronics, Inc., Nu Horizons Electronics Corp., Agilysys, Inc. and Tech Data Corporation.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG AVNET, INC., THE S&P 500 INDEX AND THE PEER GROUP

	2001	2002	2003	2004	2005	2006
AVT	$100.00	$98.08	$55.26	$93.22	$101.29	$89.30
S&P 500	$100.00	$80.84	$79.73	$91.91	$97.55	$103.74
Peer Group	$100.00	$90.30	$67.49	$101.66	$103.09	$102.69

COMPARISON OF 3 YEAR CUMULATIVE TOTAL RETURN*
AMONG AVNET, INC., THE S&P 500 INDEX AND THE PEER GROUP

	2003	2004	2005	2006
AVT	$100.00	$168.68	$183.29	$161.58
S&P 500	$100.00	$115.28	$122.35	$130.11
Peer Group	$100.00	$150.64	$152.75	$161.61

Equity Compensation Plan Information as of July 1, 2006

	Number of			Number of Securities
	Securities to be			Remaining Available for
	Issued Upon		Weighted-Average	Future Issuance under
	Exercise of		Exercise Price of	Equity Compensation
	Outstanding		Outstanding	Plans (Excluding
	Options, Warrants		Options, Warrants	Securities Reflected in
Plan Category	and Rights		and Rights	Column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	8,847,464	(1)	$20.75	5,001,113	(2)
Total	8,847,464		$20.75	5,001,113

(1)	Includes 7,960,600 outstanding options, 589,032 stock incentive, 188,220 performance-based shares awarded but not yet delivered and 109,612 options in connection with prior acquisitions. None of the outstanding options, stock incentive shares and the performance-based shares are transferable for consideration, and only the performance-based shares are entitled to dividend or dividend equivalent rights.

(2)	Includes 3,395,982 options available for grant, 1,150,155 incentive and performance-based shares not yet awarded and 454,976 shares authorized for the Employee Stock Purchase Plan but not yet utilized.

PROPOSAL 2

AVNET 2006 STOCK COMPENSATION PLAN

The Board of Directors is requesting that our shareholders vote in favor of approving the Avnet 2006 Stock Compensation Plan (the “2006 Plan”).

If approved, the 2006 Plan will replace all existing plans including the 1996 Incentive Stock Option Plan, the 1997 Stock Option Plan, the 1999 Stock Option Plan and the 2003 Stock Compensation Plan (together, the “existing plans”) and will become the sole plan under which stock-based incentive compensation will be provided to eligible employees and non-employee Directors. If shareholders approve the 2006 Plan, Avnet will cancel all shares not subject to previously granted awards under all of the existing plans, and no further awards will be granted under the existing plans from and after the date of such shareholder approval.

The Company has not repriced, replaced or cancelled any outstanding options during the last ten years and the 2006 Plan prohibits any such actions without shareholder approval.

A summary of the important features and tax consequences of the 2006 Stock Compensation Plan is set forth below, but this summary is qualified in its entirety by reference to the actual text of the 2006 Plan. Capitalized terms not otherwise defined have the meanings given to them in the 2006 Plan. A copy of the 2006 Stock Compensation Plan is attached to this Proxy Statement as Appendix A.

Important Features of the 2006 Stock Compensation Plan

Persons Eligible for Awards.  Persons eligible to participate in the 2006 Plan include regular full-time employees of Avnet or its subsidiaries, non-employee Directors of the Company, persons under consideration for employment, persons employed by companies whose businesses are acquired by Avnet, consultants, independent contractors and advisers to Avnet or its subsidiaries and individuals the Company proposes to engage in any of the foregoing capacities, as determined by the Compensation Committee. There are 9 non-employee Directors and approximately 10,500 employees who may be considered for the grant of options or other stock based awards under the 2006 Plan.

Types of Awards under 2006 Plan.  The 2006 Plan provides for the grant of incentive stock options (“ISOs”), non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units and other stock unit awards, which are other types of securities that are payable in, valued in whole or in part by reference to or otherwise based on, the Common Stock of the Company.

Shares Available Under the 2006 Plan.  A total of 5,000,000 shares of Avnet’s Common Stock will be available for the grant of awards under the 2006 Plan. Options granted cannot exceed 500,000 shares to any person in any calendar year. In addition, with respect to certain senior executives whose compensation is subject to the deductibility limitation imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (as described in more detail below) the maximum number of shares that may be subject to all awards granted under the 2006 Plan in any calendar year to any such executive is 1,000,000 shares. For non-employee Directors, the individual limits for awards under the 2006 Plan in any calendar year are 30,000 shares; provided, however, that in the year in which a non-employee director first joins the Board of Directors or is first designated Chairman of the Board of Directors (or Lead Director), he or she may receive awards up to 60,000 shares in the aggregate. The shares awarded or issued upon exercise under the 2006 Plan may be authorized and previously unissued shares of Common Stock or treasury shares held by the Company. Both the aggregate number of shares covered by the 2006 Plan and the number of shares covered by individual options will be appropriately adjusted in the event of stock dividends, recapitalizations, split-ups or combinations of shares, or similar capital adjustments affecting the Common Stock.

Share Counting Provisions.  Shares subject to awards under the 2006 Plan that expire, terminate or are canceled prior to issuance will again be available for issuance under the 2006 Plan. However, shares subject to awards under the 2006 Plan that are not issued upon the net settlement or net exercise of options or stock appreciation rights, and shares that are delivered to or retained by the Company to pay the exercise price or withholding taxes related to awards under the 2006 Plan and shares repurchased on the open market with the proceeds of option exercises, will not be available for additional grants under the 2006 Plan.

Administration of the Plan.  The 2006 Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”) with respect to awards to employees and will be administered by the Independent Directors with respect to awards to non-employee Directors. The Committee (with respect to awards to employees) and the Independent Directors (with respect to awards to non-employee Directors) have the power and authority, among other things, to (a) designate participants and determine the types of awards granted to each participant, (b) determine the number of shares reserved under any award or grant, the exercise price, terms and conditions, duration and payment provisions of any award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an award and accelerations or waivers thereof, and (c) construe the 2006 Plan, to prescribe and amend rules and regulations relating thereto, and to make all other determinations in connection with their respective administration of the 2006 Plan.

Stock Options.  Incentive stock options and non-qualified stock options may be granted under the 2006 Plan. The exercise price per share of Common Stock upon the exercise of each ISO and non-qualified stock option under the 2006 Plan will be at least 100% of the fair market value per share of the Common Stock on the date such option is granted. The fair market value of the Common Stock on any date will be the closing sales price (as reported for New York Stock Exchange Composite Transactions) on such date or, if such date is a date for which no trading is so reported, on the next preceding date for which trading is so reported. The Committee (or, with respect to a non-employee director, the Independent Directors) will establish the time at which, or the installments in which, an option will vest and become exercisable. The purchase price is to be paid for in full in cash or, in the discretion of the Committee or the Independent Directors, as applicable, through the delivery of other shares of the Common Stock with a fair market value equal to the total purchase price, by a combination of cash and shares, or by any other method acceptable to the Committee, including broker-assisted cashless exercises, share withholding or other net exercises, and sales on the open market. Each option granted under the 2006 Plan will expire and cease to be exercisable after the day prior to the tenth anniversary of the date of grant of the option.

Stock Appreciation Rights.  Upon the exercise of a stock appreciation right (“SAR”), the holder is entitled to receive payment in stock or cash in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price of the SAR. A stock appreciation right may be granted in tandem with an option or alone (“freestanding”). The exercise price of a tandem SAR will be equal to the exercise price of the related option, and the grant price of a freestanding SAR will be equal to 100% of the fair market value of the Common Stock on the date the SAR is granted. The Committee (or, with respect to a non-employee director, the Independent Directors) may determine the terms and conditions upon which SARs may be exercised, provided that the term of a freestanding SAR will be no longer than ten years and in the case of a tandem SAR, the term will not exceed the term of the related option, and the tandem SARs may be exercised for all or part of the shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option, but only with respect to the shares for which the related option is then exercisable.

Restricted Stock and Restricted Stock Units.  The Committee (or, with respect to a non-employee director, the Independent Directors) may grant restricted stock and restricted stock units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, as the Committee or the Independent Directors, as applicable, may determine in its sole discretion. Restricted stock units are paid in shares of Common Stock upon vesting. Restricted stock and restricted stock units that are subject only to time-based vesting may not become vested at a rate faster than pro-rata annually over three years from the date of grant, and awards of restricted stock and restricted stock units that are subject to performance-based vesting may not become fully vested until at least one year from the date of grant, in either case, except in the event of a change in control or the participant’s death, retirement, layoff, termination in connection with a change in control or other termination where appropriate and in the best interests of Avnet (as determined by the Committee). Notwithstanding the preceding sentence, the Committee or

Independent Directors, as applicable, may grant awards of restricted stock and restricted stock units that do not comply with these minimum vesting provisions; provided that the total number of shares subject to any such awards (along with any other stock unit awards) granted without such minimum vesting provisions may not exceed 5% of the total number of shares available for grant under the 2006 Plan. Holders of restricted stock will be credited with dividends paid with respect to the underlying shares, which dividends shall be deemed to have been reinvested in additional shares of restricted stock or in additional restricted stock units, as applicable, on the same terms and conditions as the initial award.

Other Stock Unit Awards.  Subject to the terms and conditions of the 2006 Plan and such other terms and conditions as it deems appropriate, the Committee or Independent Directors, as applicable, may grant other stock unit awards payable in cash or shares of Common Stock as it determines to be in the best interests of the Company. Other stock unit awards that are subject only to time-based vesting may not become vested at a rate faster than pro-rata annually over three years from the date of grant, and other stock unit awards that are subject to performance-based vesting may not become fully vested until at least one year from the date of grant. Notwithstanding the preceding sentence, the Committee or Independent Directors, as applicable, may grant other stock unit awards that do not comply with these minimum vesting provisions; provided that the total number of shares subject to any such awards (along with any awards of restricted stock and restricted stock units) granted without such minimum vesting provisions may not exceed 5% of the total number of shares available for grant under the 2006 Plan.

Performance-Based Awards.  Section 162(m) of the Code limits Avnet’s federal income tax deduction for compensation paid to any of the top five executive officers named in its Proxy Statement. The limit is $1,000,000 per officer per year, with certain exceptions. This deductibility cap does not apply to “performance-based compensation,” if approved in advance by the Company’s shareholders. The 2006 Plan provides that all or a portion of an award of restricted stock or restricted stock units or other stock unit awards that are subject to performance-based vesting may be designed to qualify as deductible “performance-based compensation.” The performance criteria for that portion of any award of restricted stock, restricted stock units or other stock unit awards that is intended to qualify as deductible performance-based compensation will be a measure based on one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either Avnet as a whole or to a Subsidiary, division or other area of Avnet, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: economic profit, total shareholder return, revenues, sales, operating income, pretax income, net income, earnings per share, return on working capital, return on total capital, return on equity, cash flow, operating margin or net worth. The Committee may adjust the performance results to take into account extraordinary, unusual, non-recurring, or non-comparable items. No award of restricted stock, restricted stock units or other stock unit awards granted under the 2006 Plan that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code will be payable unless the Committee certifies in writing that the applicable performance goals have been satisfied.

No Repricing Allowed.  The Company may not reprice, replace or regrant an option or stock appreciation right either through cancellation, or by lowering the exercise price of the option or stock appreciation right, without shareholder approval.

Acceleration upon Certain Events.  The Committee or the Board of Directors, in its sole discretion, may accelerate the payment or vesting or release any restrictions on any awards in the event of a change in control of the Company as defined in the 2006 Plan.

No Transfer of Awards.  The 2006 Plan generally provides that no right or interest of a participant in any award made under the 2006 Plan may be sold, assigned or otherwise transferred other than by will, beneficiary designation, or the laws of descent and distribution, with limited exceptions as provided by applicable law. However, the Committee in its discretion may allow the transfer of an award (other than ISOs) to specified family members of the participant, as well as to certain trusts and entities controlled by the participant or the participant’s family members.

Deferral of Awards.  The Committee (or, with respect to a non-employee director, the Independent Directors), may permit a participant to elect to defer receipt of any payment of cash or delivery of shares of Common Stock that would otherwise be due by virtue of the exercise, earn-out, or settlement of any award made under the 2006 Plan, other than stock options or stock appreciation rights. The Committee (or, when applicable, the Board of Directors) shall establish rules and procedures for such deferrals and may, in its discretion, provide for a tax reimbursement cash payment to be made by the Company in favor of any participant in connection with the tax consequences resulting from the grant, exercise, settlement or earn-out of any award made under the Plan.

Termination of 2006 Plan.  The 2006 Stock Compensation Plan was adopted by the Board of Directors on September 28, 2006, and will only become effective if approved by shareholders at the Annual Meeting. If approved at the Annual Meeting, the 2006 Plan will terminate on November 8, 2016 (except as to any awards then outstanding), but may be terminated by the Board of Directors at any prior time.

Amendment of Plan.  The Board of Directors may amend any and all provisions of the 2006 Plan except that shareholder approval is required for any amendment which shall (a) affect the composition and functioning of the Committee, (b) increase the aggregate number of shares available for grants under the 2006 Plan, (c) increase the aggregate number of shares of stock with respect to which options or other awards may be granted to any participant during any calendar year, (d) decrease the minimum exercise price per share, or (e) extend the ten-year maximum period during which an award is exercisable or the termination date of the 2006 Plan.

New Plan Benefits.  Because benefits under the 2006 Plan will depend on the Committee’s and/or Board of Directors’ actions and the fair market value of the Common Stock at various future dates, it is not possible to determine the benefits that will be received by Directors, executive officers and other employees if the 2006 Plan is approved by shareholders.

Federal Tax Consequences of the 2006 Plan

The following general summary describes the typical U.S. federal income tax consequences of awards granted under the 2006 Plan based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as in effect on the date hereof, current regulations promulgated and proposed thereunder, and existing public and private administrative rulings of the Code, all of which are subject to change (possibly with retroactive effect). This is not intended to be a complete analysis and discussion of the federal income tax treatment of awards, and does not discuss estate or gift taxes or the income tax laws of any municipality, state, or foreign country. The Company generally will be entitled to withhold any required taxes in connection with the exercise or payment of an award, and may require the participant to pay such taxes as a condition to exercise of an award.

Stock Options.  ISOs and non-qualified stock options (“NQSOs”) are treated differently for federal income tax purposes. ISOs are intended to satisfy the requirements of Section 422 of the Code. NQSOs need not satisfy such requirements.

A participant is not taxed on the grant or, except as described in the next sentence, the exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date, however, will be a preference item for purposes of the alternative minimum tax, and thus a participant could be subject to the alternative minimum tax as a result of the exercise of an ISO. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the participant’s gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the exercise price).

If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, then: (i) if the proceeds received exceed the exercise price of the ISO, the participant will recognize capital gain equal to the excess, if any, of the proceeds received over the fair market value of the shares on the date of exercise, and will recognize ordinary income equal to the excess, if any, of the lesser of the proceeds received or the fair market value of the shares on the date of exercise over the exercise price of the ISO; or (ii) if the proceeds received are less than the exercise price of the ISO, the participant will recognize a capital loss equal to the excess of the exercise price of the ISO over the proceeds received. Capital gains (or losses) recognized upon a disqualifying disposition will be taxable as long term capital gains (or losses) if the participant held the shares for more than one year after the exercise of the ISO, or otherwise as short-term capital gains (or losses).

The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirements described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.

The recipient of an NQSO will not realize any taxable income upon the grant of the option. Upon exercise of such option, the participant will realize ordinary income in an amount generally measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price. The Company will generally be entitled to a deduction in the same amount as the ordinary income realized by the participant. Upon the sale of such shares, the participant will realize short-term or long-term capital gain or loss, depending upon the length of time the shares are held. Such gain or loss will be measured by the difference between the sale price of the shares and the fair market value on the date of exercise. Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations under the 2006 Plan by delivering previously owned shares or by reducing the number of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired, and may constitute a disposition for purposes of applying the ISO holding periods discussed above.

Stock Appreciation Rights.  There will be no federal income tax consequences to either the participant or the Company on the grant of a stock appreciation right or while the right remains outstanding. Upon the exercise of such right, the participant will recognize ordinary income in an amount equal to the amount of cash and/or the fair market value, at the date of such exercise, of the shares received by such participant as a result of such exercise. The Company will generally be entitled to a corresponding tax deduction.

Restricted Stock.  The federal income tax consequences of a grant of restricted stock depend upon whether or not a participant elects to be taxed at the time of the grant of such shares under Section 83(b) of the Code (an “83(b) election”). If no 83(b) election is made, the participant will not recognize taxable income at the time of the grant of the restricted stock. When the restrictions on the shares lapse, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the restricted stock at that time. If the 83(b) election is made, the participant will recognize taxable income at the time of the grant of the restricted stock in an amount equal to the fair market value of such shares at that time, determined without regard to any of the restrictions. If the shares are forfeited before the restrictions lapse, the participant will be entitled to no deduction on account thereof.

The participant’s tax basis in the restricted stock is the amount recognized by him or her as income attributable to such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares is capital gain or loss if the shares are otherwise capital assets.

The Company will be entitled to a tax deduction in the same amount as the income recognized by the participant as a result of the grant of restricted stock or lapse of restrictions in the taxable year in which the participant recognizes such income.

Restricted Stock Units/ Other Stock Unit Awards.  Participants will not have taxable income upon the grant of restricted stock units or other stock unit awards. Recognition of taxable income is postponed until the restrictions on the units lapse. At that time, the participant will recognize taxable income equal to the then fair market value of the shares or other property issuable in payment of such restricted stock units or other stock unit awards, and such amount will be the tax basis for such shares. The Company will be entitled to a tax deduction in the same amount as the income recognized by the participant as a result of the lapse of restrictions in the taxable year in which the participant recognizes such income.

Other Tax Issues.  As noted above, Section 162(m) of the Code limits Avnet’s federal income tax deduction for compensation paid to any of the officers named in its Proxy Statement. In certain instances Avnet may be denied a compensation deduction for awards granted to certain executive officers that do not qualify as “performance-based compensation” to the extent their aggregate compensation exceeds $1,000,000 in a given year. Section 409A of the Code imposes certain restrictions on the deferral of gains received under the 2006 Plan.

As noted above, the Committee or the Board of Directors, in its sole discretion, may accelerate the payment or vesting or release any restrictions on any awards in the event of a change in control of the Company (as defined in the 2006 Plan) or in the event of certain tender offers. If a participant’s award vests because of a change in (i) the ownership or effective control of the Company or (ii) the ownership of a substantial portion of the assets of the Company and the participant is an officer, shareholder or highly-compensated employee of the Company, such acceleration could be subject to the “golden parachute” provisions of Sections 280G and 4999 of the Code. In that event, the Company could be denied all or part of its tax deduction and the participant could be subject to excise tax.

Vote Required for Approval

The holders of a majority of the shares entitled to vote must be present (either in person or by proxy) at the Annual Meeting to constitute a quorum for the transaction of business. The affirmative vote of a majority of the votes duly cast at the Annual Meeting on this proposal is required for the adoption of the 2006 Stock Compensation Plan, provided that the total vote cast represents over 50% in interest of all securities entitled to vote. Only votes cast “for” or “against” the proposal will be counted in determining whether the proposal has been adopted. Brokers who hold shares of Common Stock as nominees will not have discretionary authority to vote such shares. Thus, a shareholder who does not vote at the Annual Meeting (either due to abstention or a broker non-vote) will not affect the outcome of the vote but will reduce the number of affirmative votes required to achieve a majority for this matter by reducing the total number of shares from which the majority is calculated.

The Board of Directors recommends a vote FOR approval of the
2006 Stock Compensation Plan

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF KPMG AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

One of the purposes of the Annual Meeting is to consider and take action with respect to ratification of the appointment by the Audit Committee of KPMG LLP as independent registered public accounting firm to audit the consolidated financial statements of Avnet for the fiscal year ending June 30, 2007. Avnet first retained KPMG LLP in April 2002 and the firm has audited the Company’s consolidated financial statements for the last five fiscal years.

The affirmative vote of the majority of the votes cast at the Annual Meeting by the holders of shares of Common Stock is required to ratify the appointment of KPMG LLP as Avnet’s independent registered public accounting firm. Abstentions are not counted in determining the votes cast in connection with the ratification of the appointment of KPMG LLP, but do have the effect of reducing the number of affirmative votes required to achieve a majority for this proposal by reducing the total number of shares from which the majority is calculated. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the Annual Meeting, provided that this Proxy Statement has been transmitted to the beneficial owners at least fifteen days before the Annual Meeting.

Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make such statements as they may desire. Such representatives are expected to be available to respond to appropriate questions from shareholders.

For a summary of the fees that were paid to KPMG LLP in fiscal years 2005 and 2006, please refer to the “Principal Accounting Firm Fees” section of this Proxy Statement.

The Board of Directors recommends a vote FOR ratification of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2007.

PROPOSAL 4

SHAREHOLDER PROPOSAL
SEPARATE THE ROLES OF CEO AND CHAIRMAN

William Steiner, 112 Abbottsford Gate, Piermont, NY 10968, has notified the Company that he intends to present the following proposal at this year’s Annual Meeting:

“RESOLVED: Shareholders request that our Board establish a rule (required in our charter or bylaws if practicable) of separating the roles of our Board Chairman and CEO, so that an independent director who has not served as an executive officer of our Company, serve as our Chairman whenever possible.

This proposal gives our company an opportunity to follow SEC Staff Legal Bulletin 14C to cure a Chairman’s non-independence. This proposal shall not apply to the extent that compliance would necessarily breach any contractual obligations in effect at the time of the 2006 shareholder meeting.

The primary purpose of our Chairman and Board of Directors is to protect shareholders’ interests by providing independent oversight of management, including our Chief Executive Officer. Separating the roles of Chairman and CEO can promote greater management accountability to shareholders and lead to a more objective evaluation of our CEO.

It is the role of our CEO and management to run the business of our company. Meanwhile it is the role of the Board of Directors to provide independent oversight of our CEO and management. Our CEO should not be his own boss while managing our company’s business. Under the leadership of the Chairman, the board should give strategic direction and guidance and represent the best interests of shareholders in maximizing value.

More companies are recognizing the separation of Chairman and CEO to be a sound corporate governance practice. Also several respected institutions recommend separation. The Council of Institutional Investors adopted a Corporate Governance Policy which recommends, “The board should be chaired by an independent director.”

The Conference Board’s Commission on Public Trust and Private Enterprise 2003 report recommended as Best Practice that “Each corporation should give careful consideration to separating the offices of Chairman of the Board and CEO, with those two roles being performed by separate individuals. The Chairman would be one of the independent directors.”

An independent Chairman can enhance investor confidence in our Company and strengthen the oversight and integrity of our Board.

Separate the Roles of CEO and Chairman
Vote Yes on 4”

The Board of Directors recommends a vote AGAINST the Proposal to Separate the
Roles of CEO and Chairman.

The Board believes that it is in the best interests of the Company and its shareholders for the Board to have the flexibility to determine the best Director to serve as the Chairman of the Board. This proposal is unnecessary given the fact that all of the Directors of our Board, with one exception, are independent under the Company’s Director Independence Standards. Moreover, our Corporate Governance Guidelines, available at www.avnet.com/investors/governance, already provide for solid independent oversight of management and independent Board leadership through a Lead Director.

The Lead Director, who serves a one-year term, presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the Independent Directors; sets meeting agendas for the executive sessions of the Independent Directors; reviews the agenda, schedule and information for Board meetings; has the authority to call meetings of the Independent Directors; serves as the liaison between the Board and the Chairman whenever so desired by the other independent Board members; and performs such other duties as the Board may from time to time delegate to assist the Board in the performance of its responsibilities.

Accordingly, after careful consideration, the Board has concluded that at the present time combining the roles of chief executive officer and chairman in a single individual constitutes an efficient and effective leadership model for the Company. Our Corporate Governance Guidelines already give the Board the flexibility to decide whether it is best for the Company at any given point in time for the roles of the chief executive officer and chairman of the Board to be separate or combined and, if separate, whether or not the chairman should be selected from the Independent Directors. Since the proposal would preclude our chief executive officer from being considered for the chairman position without regard to specific facts and circumstances, its adoption would artificially constrain the Board’s ability to choose the best qualified Director as chairman.

In summary, the Board believes its current governance model is not only efficient and effective but also embodies robust independent oversight elements. The Board’s governance practices have earned consistently high marks from third-party rating organizations. Consequently, the proposal imposes an unnecessary restriction on the Board’s flexibility to act in the best interests of our shareholders and is not necessary to achieve the independent oversight of management.

The Board of Directors recommends a vote AGAINST the Proposal to Separate the
Roles of CEO and Chairman.

GENERAL

Avnet’s Annual Report to its Shareholders for the fiscal year ended July 1, 2006, including the Company’s audited financial statements, is being mailed with this Proxy Statement. Avnet will provide a copy of its Annual Report on Form 10-K for the year ended July 1, 2006 to each shareholder without charge (other than a reasonable charge for any exhibit requested) upon written request to Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, Arizona 85034.

The cost of soliciting proxies relating to the Annual Meeting will be borne by Avnet. Directors, officers and employees of Avnet may solicit proxies by telephone or personal interview without being specially compensated. Georgeson & Company, Inc. has been engaged by Avnet to solicit proxies relating to the Annual Meeting, by telephone and mail, from holders of shares of Avnet’s Common Stock and to perform certain other procedures relating to the solicitation of proxies. The cost of the services to be performed by Georgeson & Company, Inc. is approximately $7,000 plus out-of-pocket expenses. In addition, Avnet will, upon request, reimburse brokers, dealers, banks and other nominee shareholders for their reasonable expenses for mailing copies of this Proxy Statement, the form of proxy and the Notice of the Annual Meeting, to the beneficial owners of such shares.

2007 ANNUAL MEETING

Under rules of the Securities and Exchange Commission, and pursuant to the Company’s By-laws, shareholders may submit proposals that they believe should be voted on at the annual meeting or may recommend persons for nomination to the Board of Directors. There are several alternatives a shareholder may use and a summary of those alternatives follows.

Under Rule 14a-8 of the Securities Exchange Act of 1934, some shareholder proposals may be eligible to be included in Avnet’s 2007 proxy statement. Shareholder proposals must be submitted, along with proof of ownership of Avnet stock in accordance with Rule 14a-8(b)(2), to the Company’s principal executive office, at Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, Arizona 85034. All shareholder proposals submitted pursuant to Rule 14a-8 must be received by June 4, 2007.

For information regarding how to nominate a director for consideration by the Corporate Governance Committee for the Avnet Board of Directors, please see “Corporate Governance — Director Nominations.”

Alternatively, under the Company’s By-laws, any shareholder wishing to appear at the 2007 Annual Shareholders Meeting and submit a proposal or nominate a person as a director candidate, must submit the proposal or nomination to the Company’s Secretary not earlier than May 4, 2007 and not later than

June 4, 2007. Any such shareholder proposal or director nomination will not appear in the Company’s proxy statement. For both shareholder proposals and director nominations, the proposing shareholder must deliver to the Secretary of the Company at its principal executive office a notice that includes the shareholder’s name, address, and the number of shares of Avnet Common Stock the shareholder owns of record and beneficially. If the shareholder holds shares through a nominee or “street name” holder of record, the shareholder must deliver evidence establishing the shareholder’s indirect ownership of and entitlement to vote the shares. If a shareholder proposes to nominate any person for election as director, the shareholder must also deliver to Avnet a statement in writing setting forth the name of the nominated person, the number of shares of Avnet Common Stock owned of record and beneficially by the nominated person, the information regarding the nominated person as required by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission, and the nominated person’s signed consent to serve as director of the Company if elected. If the shareholder proposes another matter to be brought before the annual meeting (other than the nomination of a director), the shareholder must also deliver to Avnet the text of the proposal, a brief written statement as to the reasons why the shareholder favors the proposal, and a statement identifying any material interest the shareholder has in the matter proposed (other than as a shareholder). The Company will not entertain any proposals or nominations at the annual meeting that do not meet these requirements. If the Company does not receive notice by June 4, 2007, or if it meets other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to the 2007 Annual Meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS

Pursuant to the rules of the SEC, Avnet and services that Avnet employs to deliver communications to the shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of our Annual Report to shareholders and our proxy statement. Upon written or oral request, Avnet will deliver a separate copy of the Annual Report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Shareholders receiving multiple copies of such documents may likewise request that Avnet deliver single copies of such documents in the future. Shareholders may notify Avnet of their requests by calling or writing, Avnet, Inc., Attn: Investor Relations, 2211 South 47th Street, Phoenix, Arizona 85034 or 1-888-822-8638 and ask for Investor Relations.

AVNET, INC.

David R. Birk
Secretary

October 4, 2006

PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW
OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET.

AVNET APPRECIATES YOUR PROMPT RESPONSE!

AVNET, INC.
2006 STOCK COMPENSATION PLAN

ARTICLE I

PURPOSE OF THE PLAN

The Avnet, Inc. 2006 Stock Compensation Plan is intended to advance the interests of the Company by assisting Avnet and its Subsidiaries in attracting high caliber persons to serve as Eligible Employees and Non-Employee Directors, and in inducing such persons to remain as Eligible Employees and Non-Employee Directors, by virtue of the additional incentive to promote the Company’s success that results from the ownership of shares of Avnet’s Common Stock.

ARTICLE II

DEFINITIONS

The following words and phrases used herein shall, unless the context otherwise indicates, have the following meanings:

1. “Avnet” shall mean Avnet, Inc.

2. “Agreement” shall mean the agreement evidencing any Award granted hereunder, including any addendum to an Option Agreement relating to Stock Appreciation Rights, which agreement shall be in such form as prescribed or approved by the Committee (in the case of an Award Agreement with an Eligible Employee) or by the Independent Directors (in the case of an Award Agreement with a Non-Employee Director).

3. “Award” shall mean, individually or collectively, a grant under this Plan of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock Unit Award.

4. “Board of Directors” and “Director” shall mean, respectively, the Board of Directors of Avnet and any member thereof.

5. “Change in Control” means the happening of any of the following:

(i) the acquisition, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of Stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following such acquisitions shall not constitute a Change of Control under this subsection (i): (w) any such acquisition that is authorized by the Board of Directors as constituted prior to the effective date of the acquisition; (x) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (y) any acquisition by the Company, or (z) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or

(ii) individuals who, as of the date of the 2006 annual meeting of the Company’s stockholders (the “Determination Date”), constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Determination Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

6. “Code” shall mean the Internal Revenue Code of 1986, as amended.

7. “Committee” shall mean the Compensation Committee of the Board of Directors, which Committee shall consist of three or more Non-Employee Directors appointed by the Board of Directors; provided, however, that any member of the Compensation Committee who is not both a “non-employee director” within the meaning of Rule 16b-3, and an “outside director” within the meaning of Section 162(m) shall not serve as a Committee member hereunder unless there would otherwise be less than two (2) members of the Committee.

8. “Company” shall mean Avnet and all its Subsidiaries.

9. “Covered Participant” means a Participant who is a “covered employee” under Code Section 162(m).

10. “Eligible Employee” shall mean any regular full-time employee of Avnet or of any of its Subsidiaries (including any Director who is also such regular full-time employee), and may include, in appropriate circumstances relating to the granting of Awards hereunder, any person who is under consideration for employment by the Company and any person employed by a business which is then to be acquired by Avnet. The term “Eligible Employees” shall also include any person employed or retained by Avnet or any of its Subsidiaries to render services as a consultant or advisor other than services in connection with the offer or sale of securities in capital-raising transaction or services that directly or indirectly promote or maintain a market for Avnet’s securities.

11. “Exchange Act” shall mean the Securities Exchange Act of 1934.

12. “Executive Officer” shall mean any employee designated by the Company as an executive officer under Rule 16b-3 of the Exchange Act.

13. “Fair Market Value” when used with respect to a particular date, shall mean the closing price (as reported for New York Stock Exchange Composite Transactions) at which shares of the Stock shall have been sold on such date or, if such date is a date for which no trading is so reported, on the next preceding date for which trading is so reported.

14. “Incentive Stock Option” or “ISO” shall mean an Option intended to qualify under Section 422 of the Code.

15. “Independent Directors” shall mean members of the Board of Directors acting as a group, each of whom satisfies Avnet’s “Director Independence Standards,” which are consistent with the director independence requirements established from time to time by the New York Stock Exchange.

16. “Non-Employee Director” shall mean a Director who is not an Eligible Employee.

17. “Option” shall mean any option granted or held pursuant to the provisions of this Plan.

18. “Optionee” shall mean any person who at the time in question holds any Option which then remains unexercised in whole or in part, has not been surrendered for complete termination and has not expired or terminated, and shall include any Successor Optionee.

19. “Other Stock Unit Award” means awards granted pursuant to Article VIII, of Stock or other securities that are payable in, valued in whole or in part by reference to, or are otherwise based on Stock or other securities of the Company.

20. “Participant” shall mean an Eligible Employee or Non-Employee Director who has been granted an Award hereunder.

21. “Period of Restriction” means the period during which the transfer of shares of Restricted Stock or shares of Stock issued upon vesting of Restricted Stock Units is restricted, pursuant to Article VII hereof.

22. “Person” shall mean “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee).

23. “Plan” shall mean the Avnet, Inc. 2006 Stock Compensation Plan, as set forth herein and as amended from time to time.

24. “Restricted Stock” shall mean an Award of Stock granted pursuant to Article VII.

25. “Restricted Stock Unit” shall mean a notional share of Stock granted pursuant to Article VII of the Plan.

26. “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act.

27. “Section 16” shall mean Section 16 of the Exchange Act.

28. “Section 162(m)” shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended.

29. “Section 409A” shall mean Section 409A of the Internal Revenue Code of 1986, as amended.

30. “Securities Act” shall mean the Securities Act of 1933, as amended.

31. “Stock” shall, subject to the anti-dilution provisions set forth in Article X hereof, mean the Common Stock of Avnet, as presently constituted.

32. “Stock Appreciation Right” or “SAR” shall mean any right granted under this Plan which entitles a Participant to receive (a) shares of Stock having a Fair Market Value at the date of exercise of such SAR, or (b) cash in the amount of such Fair Market Value, or (c) a combination of shares of Stock and cash equal in the aggregate to such Fair Market Value, equivalent to all or part of the difference between the aggregate exercise price of the portion of the related Option which is being surrendered for termination and the Fair Market Value at such date of the shares of Stock for which such SAR is being exercised. An SAR may be granted by the Committee either free-standing or with respect to any Option simultaneously or previously granted under this Plan to an Eligible Employee, and an SAR may be granted by the Independent Directors either free-standing or with respect to any Option simultaneously or previously granted under this Plan to a Non-Employee Director; and, when granted, may be granted by the Committee or the Independent Directors upon such terms and subject to such conditions as the Committee or the Independent Directors may in its discretion prescribe or approve; provided that an SAR shall only be exercisable by the grantee and/or Optionee to whom such SAR was initially granted.

33. “Subsidiary” shall mean any corporation 51% of the total combined voting power of all classes of capital stock of which shall at the time in question be owned by Avnet and/or any of its subsidiaries.

34. “Successor Optionee” shall mean any person who, under the provisions of Article V hereof, shall have acquired from an Optionee the right to exercise any Option.

ARTICLE III

SHARES RESERVED FOR THE PLAN

1. Subject to the anti-dilution provisions set forth in Article X hereof, the maximum number of shares of Stock which may be delivered by Avnet pursuant to the exercise of Awards shall be 5,000,000. In addition, no Covered Participant may be granted Awards for more than 1,000,000 shares of Stock in any calendar year, and no Participant may be granted Options for more than 500,000 shares of Stock in any calendar year. At no time shall there be outstanding Awards for the purchase of more than 5,000,000 shares of Stock (subject to said anti-dilution provisions) less the aggregate of the number of shares of Stock previously delivered pursuant to the exercise of Options, the number of shares of Stock previously covered by Options terminated upon surrender in connection with the exercise of Stock Appreciation Rights, and the number of shares of Stock previously delivered pursuant to the vesting of Restricted Stock, Restricted Stock Units and Other Stock Unit Awards.

2. The shares of Stock subject to Awards may consist of authorized but unissued shares of Stock and/or shares of Stock held in the treasury of Avnet.

3. If any Award shall be surrendered and terminated or for any other reason shall terminate or expire, whether in whole or in part (except for terminations of Options in connection with exercises of Stock Appreciation Rights), the number of shares of Stock covered by such Award immediately prior to such termination or expiration shall thereupon be added to the number of shares of Stock otherwise available for further grants of Awards hereunder. The following transactions involving shares of Stock will not result in additional shares of Stock becoming available for subsequent Awards under this Plan: (i) Stock tendered or withheld in payment of the exercise price of an Option; (ii) Stock tendered or withheld for taxes; (iii) shares of Stock that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR; and (iv) Stock repurchased on the open market with the proceeds of an Option exercise. However, notwithstanding the above, to the extent required by Sections 162(m) or 422, Participants may not be granted Options, SARs, or other Awards which exceed the maximum number of shares of Stock for which such Options, SARs, or Awards may be granted to such Participants hereunder, and cancelled Awards shall continue to be counted against such maximum limits.

4. Notwithstanding any provision to the contrary in this plan, the Committee or Independent Directors, as applicable, may grant awards of restricted stock and restricted stock units that do not comply with the minimum vesting provisions; provided that the total number of shares subject to any such awards (along with any other stock unit awards) granted without such minimum vesting provisions may not exceed 5% of the total number of shares available for grant under the 2006 Plan.

5. The aggregate number of shares of Stock subject to all Awards granted under this Plan during any calendar year to any one Non-Employee Director shall not exceed 30,000; provided, however, that in the calendar year in which a Non-Employee Director first joins the Board of Directors or is first designated as Chairman of the Board of Directors or Lead Director, the maximum number of shares subject to Awards granted to the Participant may be up to two hundred percent (200%) of the number of shares set forth in the foregoing limit.

ARTICLE IV

ADMINISTRATION OF THE PLAN

1. This Plan shall be administered by the Committee with respect to Awards granted to Eligible Employees, and shall be administered by the Independent Directors with respect to Awards granted to Non-Employee Directors. The Committee and the Independent Directors each shall have full and exclusive power to construe and interpret the Plan, and to establish and amend rules and regulations for the administration of the Plan, in connection with Awards granted to the persons within their respective spheres of administrative responsibility as provided in the preceding sentence. Subject to Section 5 of this Article IV, the Committee and/or Independent Directors may delegate their authority hereunder to one or more Company officers to the extent permitted by and not inconsistent with any requirements of applicable law.

2. In addition to paragraph 1 of this Article IV (and without limiting the generality thereof), the Committee shall have plenary authority (subject to the provisions hereof) in its discretion to determine the time or times at which Awards shall be granted to Eligible Employees, the Eligible Employees to whom Awards shall be granted, the number of shares of Stock to be covered by each such Award, and (to the extent not inconsistent with the provisions of this Plan) the terms and conditions upon which each such Award may be exercised. The granting of Awards by the Committee shall be entirely discretionary; the terms and conditions (not inconsistent with this Plan) prescribed or approved for any Agreement with an Eligible Employee shall similarly be within the discretion of the Committee; and nothing in this Plan shall be deemed to give any Eligible Employee any right to receive Awards. Without limiting the generality of the foregoing, the Committee, in its discretion, may grant Options to any Eligible Employee upon such terms and conditions as may be necessary for such Options to qualify as incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended.

2a. In addition to paragraph 1 of this Article IV (and without limiting the generality thereof), the Independent Directors shall have plenary authority (subject to the provisions hereof) in its discretion to determine the time or times at which Awards shall be granted to Non-Employee Directors, the Non-Employee Directors to whom Awards shall be granted, the number of shares of Stock to be covered by each such Award, and (to the extent not inconsistent with the provisions of this Plan) the terms and conditions upon which each such Award may be exercised; provided that the members of the Committee shall abstain from participating in any action taken by the Independent Directors with respect to Awards granted or to be granted to any such members. The granting of Awards by the Independent Directors shall be entirely discretionary; the terms and conditions (not inconsistent with this Plan) prescribed or approved for any Agreement with a Non-Employee Director shall similarly be within the discretion of the Independent Directors; and nothing in this Plan shall be deemed to give any Non-Employee Director any right to receive Awards.

3. A majority of the members of the Committee (but not less than two) shall constitute a quorum, and all acts, decisions or determinations of the Committee shall be by majority vote of such of its members as shall be present at a meeting duly held at which a quorum is so present. Any act, decision, or determination of the Committee reduced to writing and signed by a majority of its members (but not less than two) shall be fully effective as if it had been made, taken or done by vote of such majority at a meeting duly called and held.

4. The Committee shall deliver a report to the Board of Directors with reasonable promptness following the taking of any action(s) in the administration of this Plan, which report shall set forth in full the action(s) so taken. The Committee shall also file such other reports and make such other information available as may from time to time be prescribed by the Board of Directors.

5. The Committee (and, with respect to Non-Employee Directors, the Independent Directors), shall have sole and complete discretion in determining those Eligible Employees (or Non-Employee Directors) who shall participate in the Plan. The Committee may request recommendations for individual Awards from the Chief Executive Officer of the Company and, to the extent permitted by applicable law, may delegate to the Chief Executive Officer of the Company the authority to make Awards to Participants who are not Executive Officers of the Company or Covered Participants, subject to a fixed maximum Award amount for such a group and a maximum Award amount for any one Participant, as determined by the Committee. Awards made to the Executive Officers or Covered Participants shall be determined by the Committee.

6. All determinations and decisions made by the Committee and Independent Directors pursuant to the provisions of the Plan shall be final, conclusive, and binding upon all persons, including the Company, its stockholders, employees, Participants, and designated beneficiaries, except when the terms of any sale or award of shares of Stock or any grant of rights or Options under the Plan are required by law or by the Articles of Incorporation or Bylaws of the Company to be approved by the Company’s Board of Directors or shareholders prior to any such sale, award or grant.

7. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award, and the Board may amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, Section 162(m) or Section 409A.

8. Notwithstanding any other provision of the Plan to the contrary, no Award shall be granted to a Non-Employee Director unless such grant is approved by a majority of the Non-Employee Directors.

ARTICLE V

AWARD AND MODIFICATION OF OPTIONS

1. Options may be granted by the Committee to Eligible Employees, and may be granted by the Independent Directors to Non-Employee Directors, from time to time in their discretion prior to November 8, 2016 or the earlier termination of the Plan as provided in Article XI.

2. During the period when any Option granted by the Committee to an Eligible Employee is outstanding, the Committee may, for such consideration (if any) as may be deemed adequate by it and with the prior consent of the Optionee, modify the terms of such Option, with respect to the unexercised portion thereof, except that such Option may not be repriced, replaced or regranted through cancellation, or by lowering the exercise price of said Option, without shareholder approval. During the period when any Option granted by the Independent Directors to a Non-Employee Director is outstanding, the Independent Directors may, for such consideration (if any) as may be deemed adequate by it and with the prior consent of the Optionee, modify the terms of the Option, with respect to the unexercised portion thereof, except that such Option may not be repriced, replaced or regranted through cancellation, or by lowering the exercise price of said Option, without shareholder approval.

3. The price per share at which Stock subject to any Option may be purchased shall be determined by the Committee (in the case of any Option granted to an Eligible Employee) or by the Independent Directors (in the case of any Option granted to a Non-Employee Director) at the time such Option is granted, but shall be no less than 100% of the Fair Market Value of the Stock at the date of grant (except for Options assumed or granted in substitution for other options in a merger, acquisition, or similar corporate transaction context), provided, however, that the purchase price per share of Stock shall in no event be less than the par value per share of the Stock. The “date of grant” shall be the date on which the Committee or Independent Directors, as appropriate, completes its action constituting the making of an Award, regardless of whether or not such Award is subject to future shareholder approval or other conditions. For the avoidance of doubt, Options with a price per share of less than 100% of the Fair Market Value of the Stock at the date of grant shall be granted only in connection with a merger, acquisition, disposition, reorganization, or similar corporate transaction.

4. The term of each Option granted under the Plan shall be such period of time as the Committee (in the case of an Option granted to an Eligible Employee) or the Independent Directors (in the case of an Option granted to a Non-Employee Director) shall determine but in no event shall an Option be exercisable after the day prior to the tenth anniversary of the granting thereof. Unless sooner forfeited or otherwise terminated pursuant to the terms hereof or of the applicable Agreement, each Option granted under the Plan shall expire at the end of its term. Notwithstanding any other provision in this Plan to the contrary, no Option granted hereunder may be exercised after the expiration of its term.

5. Each Option granted under the Plan shall become exercisable, in whole or in part, at such time or times during its term as the Agreement evidencing the grant of such Option shall specify; provided, however, that the exercisability of any Option may be accelerated in whole or in part, at any time, by the Committee (in the case of an Option granted to an Eligible Employee) or by the Independent Directors (in the case of an Option granted to a Non-Employee Director). Each option granted under the Plan that has become exercisable pursuant to the preceding sentence shall remain exercisable thereafter for such period of time prior to the expiration of its term (including during any period subsequent to the Optionee’s termination of employment with the Company for any reason, if the Optionee is an Eligible Employee, or subsequent to the Optionee’s ceasing to be a Director for any reason, if the Optionee is a Non-Employee Director) as the Option Agreement evidencing the grant of such Option shall provide. An Option may be exercised, at any time or from time to time during its term, as to any or all shares as to which the Option has become and remains exercisable.

6. The aggregate number of shares of Stock with respect to which Options may be granted hereunder to any Optionee in any calendar year may not exceed 500,000.

7. Except as may otherwise be provided in paragraph 10 of Article IX of the Plan or the Agreement evidencing the grant of any Option hereunder, the Option so granted shall not be assignable or transferable by the Optionee other than by will or the laws of descent and distribution upon the death of such Optionee, nor shall any Option be exercisable during the lifetime of the Optionee except by such Optionee.

8. Options shall be exercised by the delivery of a written notice from the Participant to the Company in the form prescribed by the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment of the exercise price for the shares. The exercise price shall be payable to the Company in full in cash, or its equivalent, or, to the extent approved by the Committee and permitted by applicable law and not in violation of any instrument or agreement to which the Company is a party, by delivery of shares of Stock (not subject to any security interest or pledge) valued at Fair Market Value at the time of exercise, by share withholding or other cashless or net exercise method, or by a combination of the foregoing, or in any other form of payment acceptable to the Committee. In addition, at the request of the Participant, and subject to applicable laws and regulations, the Company may (but shall not be required to) cooperate in a broker-assisted or other cashless exercise of the Option. As soon as practicable, after receipt of written notice and payment, but subject to the terms and conditions of Article IX, the Company shall deliver to the Participant stock certificates, or record such stock transfer on its books and records without the need to issue physical certificates, in an appropriate amount based upon the number of shares of Stock with respect to which the Option is exercised, issued in the Participant’s name.

ARTICLE VI

STOCK APPRECIATION RIGHTS

1. Stock Appreciation Rights may be granted to Eligible Employees in the discretion of the Committee and to Non-Employee Directors in the discretion of the Independent Directors, upon such terms and conditions as the Committee or the Independent Directors may prescribe. Each SAR may be free standing, or granted in connection with and relate to all or part of a specific Option simultaneously or previously granted under the Plan. In the discretion of the Committee or the Independent Directors, an SAR may be granted at any time prior to the exercise, expiration or termination of the Option related thereto, and may be modified at any time the related Option is modified.

2. Upon exercise of a Stock Appreciation Right, the grantee or Optionee shall be entitled to receive (a) shares of Stock having a Fair Market Value at the date of exercise, or (b) cash in the amount of such Fair Market Value, or (c) a combination of shares of Stock and cash equal in the aggregate to such Fair Market Value, equivalent to all or part of the difference between the aggregate exercise price of the portion of the SAR or the related Option which is being surrendered for termination and the Fair Market Value at such date of the shares of Stock for which such SAR is being exercised.

2a. The exercise price per share for each free standing SAR granted under the Plan shall be determined by the Committee (in the case of any SAR granted to an Eligible Employee) or by the Independent Directors (in the case of any SAR granted to a Non-Employee Director) at the time such free standing SAR is granted, but shall be no less than 100% of the Fair Market Value of the Stock at the date of grant (except for SARs assumed or granted in substitution for other options in a merger, acquisition, or similar corporate transaction context). The “date of grant” shall be the date on which the Committee or Independent Directors, as appropriate, completes its action constituting the making of an Award, regardless of whether or not such Award is subject to future shareholder approval or other conditions.

3. Each Stock Appreciation Right granted to an Eligible Employee shall be exercisable on such dates or during such periods as may be determined by the Committee, and each Stock Appreciation Right granted to a Non-Employee Director shall be exercisable on such dates or during such periods as may be determined by the Independent Directors, provided that if an SAR relates to all or part of a specific Option, such SAR shall not be exercisable at a time when the Option related thereto could not be exercised nor may it be exercised with respect to a number of shares in excess of the number for which such Option could then be exercised. The term of each Stock Appreciation Right granted under the Plan shall be such period of time as the Committee (in the case of a Stock Appreciation Right granted to an Eligible Employee) or the Independent Directors (in the case of a Stock Appreciation Right granted to a Non-Employee Director) shall determine but in no event shall a Stock Appreciation Right be exercisable after the day prior to the tenth anniversary of the granting thereof. Unless sooner forfeited or otherwise terminated pursuant to the terms hereof or of the applicable Agreement, each Stock Appreciation Right granted under the Plan shall expire at the end of its term. Notwithstanding any other provision in this Plan to the contrary, no Stock Appreciation Right granted hereunder may be exercised after the expiration of its term.

4. A Stock Appreciation Right related to all or part of a specific Option may be exercised only upon surrender by the Optionee, for termination, of the portion of the related Option, which is then exercisable to purchase the number of shares for which the Stock Appreciation Right is being exercised. Shares covered by the terminated Option or portion thereof shall not be available for further grants of Options under the Plan.

5. The Committee may impose any other conditions upon the exercise of Stock Appreciation Rights granted to Eligible Employees, and the Independent Directors may impose any other conditions upon the exercise of Stock Appreciation Rights granted to Non-Employee Directors, which conditions may include a condition that any particular SARs or any class of SARs may only be exercised in accordance with rules adopted by the Committee or the Independent Directors, as appropriate, from time to time. Such rules may govern the right to exercise SARs granted prior to the adoption or amendment of such rules as well as SARs granted thereafter.

6. The Committee or the Independent Directors may at any time amend, terminate or suspend any Stock Appreciation Right theretofore granted by it under this Plan, provided that the terms of any SAR after any amendment shall conform to the provisions of the Plan, and provided, further, that Stock Appreciation Rights granted under the Plan may not be repriced, replaced or regranted through cancellation, or by lowering the exercise price of said SAR, without shareholder approval. Each SAR related to all or part of a specific Option shall terminate and cease to be exercisable upon the termination (other than a termination required in connection with exercise of the SAR) or expiration of the Option related thereto.

ARTICLE VII

RESTRICTED STOCK AND
RESTRICTED STOCK UNITS

1. Subject to the terms and provisions of the Plan and applicable law, the Committee (or, with respect to Non-Employee Directors, the Independent Directors), at any time and from time to time, may grant shares of Restricted Stock or Restricted Stock Units under the Plan to such Participants, and in such amounts and with such vesting periods, Period of Restriction and/or conditions for removal of restrictions as it shall determine. Participants receiving shares of Restricted Stock or Restricted Stock Units are not required to pay the Company cash therefor (except for applicable tax withholding). Except as set forth in Article VII(4), with respect to a Restricted Stock or Restricted Stock Unit grant to an Eligible Employee (i) such Awards shall vest no faster than pro rata on an annual basis over the three (3) years after the date of grant with respect to Awards that do not vest based at least in part on the satisfaction of performance criteria and (ii) such Awards shall not vest sooner than one (1) year after the date of grant with respect to Awards that vest at least in part based on the satisfaction of performance criteria. The immediately preceding sentence shall also apply with respect to any ad hoc grant (as opposed to annual grants that are part of the director compensation package) of Restricted Stock or Restricted Stock Units to any Non-Employee Director.

2. Each Restricted Stock or Restricted Stock Unit grant shall be evidenced by an Agreement that shall specify any vesting requirements with respect to such Award, any Period of Restriction with respect to such Award, and the conditions which must be satisfied prior to removal of any additional restrictions as the Committee (or, with respect to Non-Employee Directors, the Independent Directors), shall determine. The Committee (or, with respect to Non-Employee Directors, the Independent Directors), may specify, but is not limited to, the following types of restrictions in the Agreement: (i) restrictions on acceleration or achievement of terms of vesting based on any business or financial goals of the Company, including, but not limited to, absolute or relative increases in economic profit, total stockholder return, revenues, sales, net income, earnings per share, return on equity, cash flow, operating margin or net worth of the Company, any of its Subsidiaries, divisions or other areas of the Company; and (ii) any other further restrictions that may be advisable under the law, including requirements set forth by the Exchange Act, the Securities Act, and any securities trading system or Stock exchange upon which such shares of stock are listed.

3. Except as provided in paragraph 10 of Article IX of the Plan or this Article VII and subject to applicable law, the shares of Restricted Stock or Restricted Stock Units granted under the Plan may not be sold, transferred, pledged, assigned, exchanged, encumbered or otherwise alienated or hypothecated until (A) both of the following have occurred: (i) the applicable portions of such Awards have vested (and, in the case of Restricted Stock Units, shares of Stock have been issued in respect thereof), and (ii) the applicable Period of Restriction has terminated, or (B) upon earlier satisfaction of such conditions as specified by the Committee (or, with respect to Non-Employee Directors, the Independent Directors), in its sole discretion and set forth in the Agreement. Except as provided herein, all rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant under the Plan shall be exercisable only by such Participant or his or her guardian or legal representative.

4. Except as otherwise noted in this Article VII, shares of Restricted Stock or Restricted Stock Units covered by an Award shall be provided to (or in the case of Restricted Stock Units, shares of Stock shall be issued therefor in accordance with Paragraph 6 of this Article VII) and become freely transferable by the Participant (i) upon the vesting of the applicable Restricted Stock or Restricted Stock Unit Award, and (ii) after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee (or, with respect to Non-Employee Directors, the Independent Directors). The Committee (or with respect to Non-Employee Directors, the Independent Directors) in its sole discretion may reduce or remove the restrictions or reduce or remove or accelerate vesting provisions or the Period of Restriction with respect to Restricted Stock or Restricted Stock Units upon a Change in Control or the Eligible Employee’s (or, as appropriate, Non-Employee Director’s) death, retirement, layoff, termination in connection with a Change in Control or other termination where the Committee determines that such treatment is appropriate and in the Company’s best interests, as well as upon assumption of, or in substitution for, restricted stock or restricted stock units of a company with which the Company participates in an acquisition, separation, merger, or similar corporate transaction.

5. Prior to vesting and during the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those shares. Subsequent to vesting of Restricted Stock Units and the issuance of shares of Stock in respect thereof, during any subsequent Period of Restriction, Participants who have received shares of Stock in respect of such Restricted Stock Units may exercise full voting rights with respect to those shares.

6. Upon all or a portion of an Award of Restricted Stock Units vesting (the date of each such vesting being a “Vest Date”), one share of Stock shall be issuable for each Restricted Stock Unit that vests on such Vest Date (the “RSU Shares”), subject to the terms and provisions of the Plan and relevant Agreement. Thereafter, the Company will transfer such RSU Shares to the Participant upon satisfaction of any required tax withholding obligations and upon the expiration of any applicable Period of Restriction. No fractional shares shall be issued with respect to vesting of Restricted Stock Units. No Participant shall have any right in, to or with respect to any of the shares of Stock (including any voting rights or rights with respect to dividends paid on the Stock, except as set forth in paragraph 7 of this Article VII) issuable under the Award until the Award is settled by the issuance of such shares of Stock to such Participant.

7. Prior to vesting, and during the Period of Restriction, Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Awards, as set forth in this Paragraph 7. Participants in whose name Restricted Stock Units are granted shall not be entitled to receive any dividends or other distributions paid with respect to the Company’s Stock unless the specific Award document so provides. With respect to shares of Restricted Stock, dividends paid in cash shall be automatically reinvested in additional shares of Restricted Stock at a purchase price per share equal to Fair Market Value of a share of Stock on the date of such dividend is paid; provided, however that the Company shall not issue fractional shares, and any amount that would have been invested in a fractional share shall be paid to Participant. Any such additional shares of Stock received by any Participant in respect of a Restricted Stock Award, whether through reinvestment or through a dividend paid in shares of Stock, shall be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed.

ARTICLE VIII

OTHER STOCK UNIT AWARDS

1. Subject to the terms and provisions of the Plan and applicable law, the Committee (or, with respect to Non-Employee Directors, the Independent Directors), at any time and from time to time, may issue to Participants, either alone or in addition to other Awards made under the Plan, Other Stock Unit Awards which may be in the form of Stock or other securities. Such Awards (i) shall vest no faster than pro rata on an annual basis over the three (3) years after the date of grant with respect to Awards that do not vest based at least in part on the satisfaction of performance criteria and (ii) shall not vest sooner than one (1) year after the date of grant with respect to Awards that vest at least in part based on the satisfaction of performance criteria. The value of each such Award shall be based, in whole or in part, on the value of the underlying Stock or other securities. The Committee (or, with respect to Non-Employee Directors, the Independent Directors), in its sole and complete discretion, may determine that an Other Stock Unit Award may provide to the Participant (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award. Subject to the provisions of the Plan, the Committee (or, with respect to Non-Employee Directors, the Independent Directors), in its sole and complete discretion shall determine the terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as “Rules”) of the Award. The Agreement shall specify the Rules of each Award as determined by the Committee (or, with respect to Non-Employee Directors, the Independent Directors). However, each Other Stock Unit Award need not be subject to identical Rules.

2. The Committee (or, with respect to Non-Employee Directors, the Independent Directors), in its sole and complete discretion, may grant an Other Stock Unit Award subject to the following Rules:

(a) Except as provided in paragraph 10 of Article IX of the Plan, all rights with respect to such Other Stock Unit Awards granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

(b) Other Stock Unit Awards may require the payment of cash consideration by the Participant upon receipt of the Award or provide that the Award, and any Stock or other securities issued in conjunction with the Award be delivered without the payment of cash consideration.

(c) The Committee (or, with respect to Non-Employee Directors, the Independent Directors), in its sole and complete discretion may establish certain performance criteria that may relate in whole or in part to receipt of the Other Stock Unit Awards.

(d) Other Stock Unit Awards may be subject to a deferred payment schedule.

(e) The Committee (or, with respect to Non-Employee Directors, the Independent Directors), in its sole and complete discretion, as a result of certain circumstances, including, without limitation, the assumption of, or substitution of stock unit awards of a company with which the Company participates in an acquisition, separation, or similar corporate transaction, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on an Other Stock Unit Award at the time of grant.

ARTICLE IX

ADDITIONAL TERMS AND PROVISIONS

1. The Committee or the Independent Directors shall, promptly after the granting of any Award or the modification of any outstanding Award, cause such Participant to be notified of such action and shall cause Avnet to deliver to such Participant an Agreement (which Agreement shall be signed on behalf of Avnet by an officer of Avnet with appropriate authorization therefor) evidencing the Award so granted or modified and the terms and conditions thereof and including (when appropriate) an addendum evidencing the SAR so granted or modified and the terms and conditions thereof.

2. The date on which the Committee or the Independent Directors approves the granting of any Award, or approves the modification of any outstanding Award, shall for purposes of this Plan be deemed the date on which such Award is granted or modified, regardless of whether (i) the date on which the Agreement evidencing the same is executed or (ii) the grant or modification of such Award is subject to a contingency.

3. To the extent that any Award shall have become exercisable, such Award may be exercised by the Participant at any time and from time to time by written notice to Avnet stating the number of shares of Stock with respect to which such Award is being exercised, accompanied (as to an Option exercise) by payment in full therefor as prescribed below and (as to an SAR exercise) by an instrument effecting surrender for termination of the relevant portion of the Option related thereto. As soon as practicable after receipt of such notice, Avnet shall, without requiring payment of any transfer or issue tax by the Participant, deliver to the Participant, at the principal office of Avnet (or such other place as Avnet may designate), a certificate or certificates representing the shares of Stock acquired upon such exercise (or Avnet may record the stock transfer on its book and records without the need to issue a physical certificate); provided, however, that the date for any such delivery may be postponed by Avnet for such period as it may require, in the exercise of reasonable diligence (a) to register the shares of Stock so purchased (together with any part or all of the balance of the shares of Stock which may be delivered pursuant to the exercise of Awards) under the Securities Act of 1933, as amended, and/or to obtain the opinions of counsel referred to in clauses (B) and (E) of paragraph 7 below, and (b) to comply with the applicable listing requirements of any national securities exchange or with any other requirements of law. If any Participant shall fail to accept delivery of all or any part of the shares of Stock with respect to which such Award is being exercised, upon tender thereof, the right of such Participant to exercise such Award, with respect to such unaccepted shares may, in the discretion of the Committee (in the case of an Award granted to an Eligible Employee) or the Independent Directors (in the case of an Award granted to a Non-Employee Director), be terminated. For purposes of this paragraph 3, payment upon exercise of an Award may be made (i) by check (certified, if so required by Avnet) in the amount of the aggregate exercise price of the portion of the Award being exercised, or (ii) in the form of certificates representing shares of Stock (duly endorsed or accompanied by appropriate stock powers, in either case with signature guaranteed if so required by Avnet) having a Fair Market Value, at the date of receipt by Avnet of such certificates and the notice above mentioned, equal to or in excess of such aggregate exercise price, or (iii) by a combination of check and certificates for shares of Stock, or (iv) in any other manner (including various cashless exercise methods) acceptable to the Committee (with respect to an Award granted to an Eligible Employee) or the Independent Directors (with respect to award to a Non-Employee Director), in each case in the discretion of the Committee or the Independent Directors, as the case may be.

4. Notwithstanding paragraph 3 of this Article IX, upon each exercise of an Award or vesting of Restricted Stock (or filing of a Code Section 83(b) election with respect thereto), or upon a Restricted Stock Unit or Other Stock Unit Award becoming taxable, the Participant shall pay to Avnet an amount required to be withheld under applicable income tax laws in connection with such exercise or vesting or Section 83(b) election or other taxable event. A Participant may, in the discretion of the Committee and subject to any rules as the Committee may adopt (in the case of a Participant who was an Eligible Employee on the date of grant), or in the discretion of the Independent Directors and subject to such rules as the Independent Directors may adopt (in the case of a Participant who was a Non-Employee Director on the date of grant), elect to satisfy such obligation, in whole or in part, by having Avnet withhold shares of Stock having a Fair Market Value equal to the amount required to be so withheld. For purposes of the foregoing, the Fair Market Value of a share of Stock shall be its Fair Market Value on the date that the amount to be withheld is determined. A Participant shall pay Avnet in cash for any fractional share that would otherwise be required to be withheld.

5. The Plan shall not confer upon any Participant any right with respect to continuance of employment by the Company or continuance of membership on the Independent Directors, nor shall it interfere in any way with his or her right, or the Company’s right, to terminate his or her employment at any time.

6. Except as provided in Articles VII and VIII, no Participant shall acquire or have any rights as a shareholder of Avnet by virtue of any Award until the certificates representing shares of Stock issued pursuant to the Award or the exercise are delivered to such Participant or otherwise recorded in the books and records of the Company in accordance with the terms of the Plan.

7. While it is Avnet’s present intention to register under the Securities Act of 1933, as amended, the shares of Stock which may be delivered pursuant to the granting and exercise of Awards under the Plan, nevertheless, any provisions in this Plan to the contrary notwithstanding, Avnet shall not be obligated to sell or deliver any shares of Stock pursuant to the granting or exercise of any Award unless (A)(i) such shares have at the time of such exercise been registered under the Securities Act of 1933, as amended, (ii) no stop order suspending the effectiveness of such registration statement has been issued and no proceedings therefor have been instituted or threatened under said Act, and (iii) there is available at the time of such grant and/or exercise a prospectus containing certified financial statements and other information meeting the requirements of Section 10(a)(3) of said Act, or Avnet shall have received from its counsel an opinion that registration of such shares under said Act is not required; (B) such shares are at the same time of such grant and/or exercise, or upon official notice of issuance will be, listed on each national securities exchange on which the Stock is then listed, (C) the prior approval of such sale has been obtained from any State regulatory body having jurisdiction (but nothing herein contained shall be deemed to require Avnet to register or qualify as a foreign corporation in any State nor, except as to any matter or transaction relating to the sale or delivery of such shares, to consent in service of process in any State), and (D) if the Committee so requires, Avnet shall have received an opinion from its counsel with respect to compliance with the matters set forth in clauses (A), (B), and (C) above.

8. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all applicable laws or regulations. Any certificates for shares of the Restricted Stock and/or Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Stock and/or other Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation, or other requirement of any governmental authority or agency shall require the Company, any Affiliate, or any Participant (or any estate, designated beneficiary, or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or any action by the administrators of the Plan fails to so comply with such rule, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

9. The Committee (or, with respect to a Non-Employee Director, the Independent Directors), may permit a Participant to elect to defer receipt of any payment of cash or any delivery of shares of Stock that would otherwise be due to such Participant by virtue of the exercise, earn-out, or settlement of any Award made under the Plan, other than Options or Stock Appreciation Rights. If such election is permitted, the Committee shall establish rules and procedures for such deferrals, including, without limitation, the payment or crediting of dividend equivalents in respect of deferrals credited in units of Stock. The Committee (or, with respect to a Non-Employee Director, the Independent Directors), may also provide in the relevant Agreement for a tax reimbursement cash payment to be made by the Company in favor of any Participant in connection with the tax consequences resulting from the grant, exercise, settlement or earn-out of any Award made under the Plan. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code.

10. No Award and no rights or interests therein may be sold, transferred, pledged, assigned, exchanged, encumbered or otherwise alienated or hypothecated, except (i) by testamentary disposition by the Participant or the laws of descent and distribution or, except in the case of an ISO, by a qualified domestic relations order; and (ii) in the case of Awards other than Incentive Stock Options, transfers made with the prior approval of the Committee and on such terms and conditions as the Committee in its sole discretion shall approve, to (a) the child, step-child, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships, and any person sharing the Participant’s household (other than a tenant or employee) of the Participant (an “Immediate Family Member”), (b) a trust in which Immediate Family Members have more than fifty percent of the beneficial interest, (c) a foundation in which Immediate Family Members or the Employee control the management of the assets, or (d) any other entity in which Immediate Family Members or the Employee own more than 50% of the voting interests, provided, however, that, without the prior approval of the Committee, no Permitted Transferee shall further transfer an Award, other than by testamentary disposition or the laws of descent and distribution, either directly or indirectly, including, without limitation, by reason of the dissolution of, or a change in the beneficiaries of, a Permitted Transferee that is a trust, the sale, merger, consolidation, dissolution, or liquidation of a Permitted Transferee that is a partnership (or the sale of all or any portion of the partnership interests therein), or the sale, merger, consolidation, dissolution or liquidation of a Permitted Transferee that is a corporation or the sale of all or any portion of the stock thereof). Further, no right or interest of any Participant in an Award may be assigned in satisfaction of any lien, obligation, or liability of the Participant.

11. The Plan, and its rules, rights, agreements and regulations, shall be governed, construed, interpreted and administered solely in accordance with the laws of the state of New York. In the event any provision of the Plan shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or the Plan overall, which shall remain in full force and effect as if the Plan had been absent the invalid, illegal or unenforceable provision or portion thereof

12. By acceptance of an applicable Award, subject to the conditions of such Award, each Participant shall be considered in agreement that all shares of stock sold or awarded and all Options granted under this Plan shall be considered special incentive compensation and will be exempt from inclusion as “wages” or “salary” in pension, retirement, life insurance, and other employee benefits arrangements of the Company, except as determined otherwise by the Company. In addition, each designated beneficiary of a deceased Participant shall be in agreement that all such Awards will be exempt from inclusion in “wages” or “salary” for purposes of calculating benefits of any life insurance coverage sponsored by the Company.

13. In its sole and complete discretion, the Committee may elect to legend certificates representing shares of stock sold or awarded under the Plan, to make appropriate references to the restrictions imposed on such shares.

14. All Agreements for Participants subject to Section 16(b) of the Exchange Act shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires, unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b-3. All performance-based Awards shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Section 162(m) unless the Committee in its discretion determines that any such Award to a Covered Participant is not intended to qualify for the exemption for performance-based compensation under Section 162(m). Without limiting the preceding sentence, with respect to each Award (other than Options or Stock Appreciation Rights) that is intended by the Committee to satisfy may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m), the performance criteria for each such Award shall be a measure based on one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a Subsidiary, division or other area of the Company, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: economic profit, total stockholder return, revenues, sales, net income, earnings per share, return on equity, cash flow, operating margin or net worth. The Committee may adjust the performance results to take into account extraordinary, unusual, non-recurring, or non-comparable items. In addition, with respect to each Award (other than Options or Stock Appreciation Rights) that is intended by the Committee to satisfy may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m), the Committee shall certify the extent to which any the performance criteria described herein have been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any such Award.

15. In the event of a Change in Control, the Committee is permitted to accelerate the payment or vesting and release any restrictions on any Awards.

ARTICLE X

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

1. In the event that the Stock shall be split up, divided or otherwise reclassified into or exchanged for a greater or lesser number of shares of Stock or into shares of Stock and/or any other securities of Avnet by reason of recapitalization, reclassification, stock split or reverse split, combination of shares or other reorganization, the term “Stock” as used herein shall thereafter mean the number and kind of shares or other securities into which the Stock shall have been so split up, divided or otherwise reclassified or for which the Stock shall have been so exchanged; and the remaining number of shares of Stock which may, in the aggregate, thereafter be delivered pursuant to the grant or exercise of an Award (as specified in Article III(1) hereof) and the remaining number of shares of Stock which may thereafter be delivered pursuant to the exercise of any Options and/or Stock Appreciation Rights then outstanding, shall be correspondingly adjusted. In the event that any dividend payable in shares of Stock is paid to the holders of outstanding shares of Stock, the remaining number of shares of Stock which may, in the aggregate, thereafter be delivered pursuant to the exercise or grant of Awards (as specified in Article III(1) hereof) and the remaining number of shares of Stock which may thereafter be delivered pursuant to the exercise of any Awards then outstanding, shall be increased by the percentage which the number of shares of Stock so paid as a dividend bears to the total number of shares of Stock outstanding immediately prior to the payment of such dividend. In the event that any extraordinary cash dividend is paid to the holders of outstanding shares of Stock, the remaining number of shares of Stock which may, in the aggregate, thereafter be delivered pursuant to the exercise or grant of Awards (as specified in Article III(1) hereof) and the remaining number of shares of Stock which may thereafter be delivered pursuant to the exercise of any Awards then outstanding, shall be equitably adjusted by the Committee.

2. In the event that the Stock shall be split up, divided or otherwise reclassified or exchanged, or that any dividend payable in shares or Stock or extraordinary cash dividend is paid to the holders of outstanding shares of Stock, in each case, as provided in the preceding paragraph, the purchase price per share of Stock upon exercise of outstanding Options, and the aggregate number of shares of Stock with respect to which Awards may be granted to any Participant in any calendar year shall be correspondingly adjusted.

3. Anything in this Article X to the contrary notwithstanding, in the event that, upon any adjustment made in accordance with paragraph 1 above, the remaining number of shares of Stock which may thereafter be delivered pursuant to the exercise of any Award then outstanding shall include a fractional share of Stock, such fractional share of Stock shall be disregarded for all purposes of the Plan and the Optionee holding such Award shall become entitled neither to purchase the same nor to receive cash or scrip in payment therefor or in lieu thereof.

ARTICLE XI

AMENDMENT OR TERMINATION OF THE PLAN

1. The Plan shall automatically terminate on November 8, 2016, unless it is sooner terminated pursuant to paragraph 2 below.

2. The Board of Directors may amend the Plan from time to time as the Board may deem advisable and in the best interests of Avnet and may terminate the Plan at any time (except as to Awards then outstanding hereunder); provided, however, that unless approved by the affirmative vote of a majority of the votes cast at a meeting of the shareholders of Avnet duly called and held for that purpose, no amendment to the Plan shall be adopted which shall (a) affect the composition or functioning of the Committee, (b) increase the aggregate number of shares of Stock which may be delivered pursuant to the exercise of Awards, (c) increase the aggregate number of shares of Stock with respect to which Options or other Awards may be granted to any Participant during any calendar year, (d) decrease the minimum purchase price per share of Stock (in relation to the Fair Market Value thereof at the respective dates of grant) upon the exercise of Options, or (e) extend the ten year maximum period within which an Award is exercisable, or the termination date of the Plan.

ANNUAL MEETING OF SHAREHOLDERS OF
Thursday, November 9, 2006
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â
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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of 9 directors to serve for the ensuing year.					THE BOARD OF DIRECTORS RECOMMENDS A VOTE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES.					“FOR” PROPOSALS 2 AND 3.

							FOR	AGAINST	ABSTAIN
		NOMINEES:			2.	Approval of the Avnet 2006 Stock Compensation Plan.	☐	☐	☐
☐	FOR ALL NOMINEES	¡	Eleanor Baum
		¡	J. Veronica Biggins
☐	WITHHOLD AUTHORITY	¡	Lawrence W. Clarkson		3.	Ratification of appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2007.	☐	☐	☐
	FOR ALL NOMINEES	¡	Ehud Houminer
		¡	James A. Lawrence
☐	FOR ALL EXCEPT	¡	Frank R. Noonan
	(See instruction below)	¡	Ray M. Robinson
		¡	Gary L. Tooker
		¡	Roy Vallee
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 4.
							FOR	AGAINST	ABSTAIN
					4.	Shareholder Proposal to Separate the Roles of CEO and Chairman.	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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AVNET, INC.
This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting of Shareholders on
November 9, 2006
     The undersigned shareholder of AVNET, INC. (the “Company”) hereby constitutes and appoints Roy Vallee and Raymond Sadowski, or either of them, as proxy of the undersigned, with full power of substitution and revocation, to vote all shares of Common Stock of the Company standing in his or her name on the books of the Company at the Annual Meeting of Shareholders to be held at 2:00 P.M., Mountain Standard Time, at the Arizona Corporate Broadcast Center, 2617 South 46th Street, Suite 300, Phoenix, AZ 85034, on November 9, 2006, or at any adjournment thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse side.
The undersigned hereby instructs the said proxies (i) to vote in accordance with the instructions indicated on the reverse side for each proposal, but, if no instruction is given on the reverse side, to vote FOR the election as directors of the nine persons named on the reverse side, FOR the Avnet 2006 Stock Compensation Plan, FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2007, and AGAINST the proposal to separate the roles of Chairman and CEO (ii) to vote, in their discretion, with respect to other such matters (including matters incident to the conduct of the meeting) as may properly come before the meeting or any postponement or adjournment thereof.
(To be signed, dated, and voted on reverse side.)
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ANNUAL MEETING OF SHAREHOLDERS OF
Thursday, November 9, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 5:00 p.m. Eastern Time on November 8, 2006.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â
     ■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of 9 directors to serve for the ensuing year.					THE BOARD OF DIRECTORS RECOMMENDS A VOTE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES.					“FOR” PROPOSALS 2 AND 3.

							FOR	AGAINST	ABSTAIN
		NOMINEES:			2.	Approval of the Avnet 2006 Stock Compensation Plan.	☐	☐	☐
☐	FOR ALL NOMINEES	¡	Eleanor Baum
		¡	J. Veronica Biggins
☐	WITHHOLD AUTHORITY	¡	Lawrence W. Clarkson		3.	Ratification of appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2007.	☐	☐	☐
	FOR ALL NOMINEES	¡	Ehud Houminer
		¡	James A. Lawrence
☐	FOR ALL EXCEPT	¡	Frank R. Noonan
	(See instruction below)	¡	Ray M. Robinson
		¡	Gary L. Tooker
		¡	Roy Vallee
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 4.
							FOR	AGAINST	ABSTAIN
					4.	Shareholder Proposal to Separate the Roles of CEO and Chairman.	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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